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                                                                   Exhibit 10.28




                                    AGREEMENT



                                     BETWEEN




                        THE CARBIDE/GRAPHITE GROUP, INC.



                                       AND



                       INTERNATIONAL, UNION OF ELECTRICAL,

                         TECHNICAL, SALARIED MACHINE AND

                                FURNITURE WORKERS

                             AFL-CIO LOCAL UNION 502





                                  JUNE 7, 1999





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                             CONTENTS - ALPHABETICAL


Article  Subject                                                         Page

19       Arbitration
6        Call-in Pay
24       Change in Method of Payment
35       Company Policy Regarding Supervisory Personnel
42       Conflict of Laws
12       Decrease in Work Force
14       Discharges
34       Employee Ratings
27       Establishing the Standard
43       Expiration and Renewal
36       Family Leave
32       Funeral Leave
18       Grievances
38       Group Insurance
9        Holidays
4        Hours
23       Incentive Pay
11       Job Bidding
13       Job Description and Evaluation
31       Jury Duty
17       Leaves of Absence
26       Making the Time Study
20       Management
29       New Products
33       No Discrimination
3        Notices
8        Overtime and Night Bonus
39       Pensions
1        Recognition
5        Reporting Pay
7        Rest Periods
28       Retiming of Jobs
21       Safety and Health
44       Schedule l - Rate Schedule
45       Schedule 2 - Wage Schedule
46       Schedule 3 - Supplements
41       Scope of Agreement
10       Seniority
37       Stewards
22       Strikes and Lockouts
30       Temporary Time Values
25       Time Studies
16       Transfers
2        Union Security and Checkoff
15       Vacations
40       Wages



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                                      INDEX

Article  Subject                                                         Page

1        Recognition
2        Union Security and Checkoff
3        Notices
4        Hours
5        Reporting Pay
6        Call-in Pay
7        Rest Periods
8        Overtime and Night Bonus
9        Holidays
10       Seniority
11       Job Bidding
12       Decrease in Work Force
13       Job Description and Evaluation
14       Discharges
15       Vacations
16       Transfers
17       Leaves of Absence
18       Grievances
19       Arbitration
20       Management
21       Safety and Health
22       Strikes and Lockouts
23       Incentive Pay
24       Change in Method of Payment
25       Time Studies
26       Making the Time Study
27       Establishing the Standard
28       Retiming of Jobs
29       New Products
30       Temporary Time Values
31       Jury Duty
32       Funeral Leave
33       No Discrimination
34       Employee Ratings
35       Company Policy Regarding Supervisory Personnel
36       Family Leave
37       Stewards
38       Group Insurance
39       Pensions
40       Wages
41       Scope of Agreement
42       Conflict of Laws
43       Expiration and Renewal
44       Schedule l - Rate Schedule
45       Schedule 2 - Wage Schedule
46       Schedule 3 - Supplements




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                                    AGREEMENT

AGREEMENT, made this 7th day of June, 1999, between THE CARBIDE/GRAPHITE GROUP, INC, (the Company) and the LOCAL UNION 502, affiliated with the International Union of Electrical, Technical, Salaried, Machine and Furniture Workers, AFL-CIO (the Union), as agent for and on behalf of all the Company's production and maintenance employees (the employees) at the St. Marys, Pennsylvania facility.

The purpose of the Agreement is to provide orderly collective bargaining relations between the Company and the Union, to secure a prompt and equitable settlement of grievances, and to establish and maintain fair wages, hours and working conditions for the employees covered by this Agreement.

It is acknowledged by both parties that C/G is an ISO9000 certified producer of Carbon and Graphite products and will strive to function within the criteria as set forth to achieve and sustain this certification.





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                                    ARTICLE 1
                                   RECOGNITION

1. The Company recognizes the Local Union 502 affiliated with the International Union of Electrical, Technical, Salaried, Machine and Furniture Workers, AFL-CIO, and the sole collective bargaining agent for all production and maintenance hourly employees, except foremen, assistant foremen, supervisors, timekeepers, clerks, laboratory assistants, time study, development and method employees, guards and/or watchmen, with respect to rates of pay, wages, hours of employment and all other conditions of employment.

2. It is agreed that no activities pertaining to the Union will be permitted during working hours, it being understood that this clause does not include matters under the grievance procedure.

3.       (a)      The Company and Union agree that it is desirable for C/G
                  employees to perform maintenance work in the plant where practical. Management, however, reserves the right to subcontract for legitimate business reasons.

         (b) If the Union desires, an explanation about a maintenance job subcontracted will be provided by the appropriate department or maintenance superintendent. This explanation will include the reasons for subcontracting, such as

                  (1)      Unavailability of properly qualified employees

                  (2)      Unavailability of equipment or facilities

                  (3)      The allowable duration for completion of such work

                  (4)      Cost considerations

                  (5)      Emergencies

                  (6)      Other legitimate business reasons

         (c) After receiving the answer in (b) above the Union may request such answer in writing. If so requested the Company will respond in writing.

4. The Carbide/Graphite Group, Inc. will create a new Pension Plan covering hourly employees which will be a mirror image of the language of the BOC Plan, effective the date The Carbide/Graphite Group, Inc. takes over.

         BOC stipulates that the assets in the BOC Pension Plan covering the participants at the St. Marys Carbide/Graphite Plant are more than sufficient to pay all the accrued benefits, both vested and non-vested under the Plan as of December 31, 1987.

         BOC has entered into similar pension arrangements in the following company locations: Airco Alloys (Niagara Falls, NY), Airco Alloys (Charleston, SC), Airco Alloys (Mobile, AL) and Airco Welding Products (Cleveland, OH).

         In each of these instances, there has never been a case where a BOC Plan has failed to meet the agreed upon pension obligations. It is the Company's intention that they will not fail at St. Marys as they have not failed at the other locations.

         Continuous service with BOC will be added to the continuous service of The Carbide/Graphite Group, Inc. for purposes of determining vesting eligibility.




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         In the event that The Carbide/Graphite Group, Inc. Pension Plan for the bargaining unit St. Marys employees is terminated, the BOC Plan for St. Marys employees will vest all unvested Participants (those hired prior to the Closing Date of the sale and still in the employ of The Carbide/Graphite Group, Inc. on the date The Carbide/Graphite Group, Inc. Plan terminates.)

         Example

         Assume that the sale of the St. Marys Plant from BOC to The Carbide/Graphite Group, Inc. closes on July 1, 1988. Assume that the per month per year of service benefit in the bargaining unit pension plan is $15 on that date and changes to $16 on July 1, 1990. Assume that a bargaining unit employee retires on July 1, 1990 at age 65 with twenty years of credited service.

         That employee will receive a total pension benefit of $320 a month. The BOC Pension Plan's responsibility will be frozen as of the terms of the pension plan on July 1, 1988, and the employee service as of that date (18 years x $15 = $270). The Carbide/Graphite Group, Inc.'s Pension Plan will be responsible for the employee service after July l, 1988 and for any benefit levels negotiated after July 1, 1988 (2 years x $16 + $18 = $50).

         Continuous service with BOC will be added to the continuous service of The Carbide/Graphite Group, Inc. for purposes of determining vesting eligibility.



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                                    ARTICLE 2
                           UNION SECURITY AND CHECKOFF

1 Union Shop - Every employee who is a member of the Union on the date this Agreement becomes effective shall be required as a condition of continued employment to remain a member of the Union for the term of this Agreement. Every employee who is not a member of the Union on such effective date shall be required, as a condition of continued employment, to become a member of the Union on the 480 hours worked after such effective date and to remain a member of the Union in good standing for the term of this Agreement. (Note: Dues shall be deducted following 480 hours actually worked.) Every person who is hired on a job, after this Agreement has become effective, shall be required, as a condition of continued employment, to become a member of the Union after 480 hours actually worked from the date of hire and shall remain a member in good standing for the term of this Agreement.

2. During the life of this Agreement the Company agrees to make monthly deductions for the dues and for the Union initiation fee for each employee who signs a deduction authorization. Such deductions will be paid monthly to the Financial Secretary of the Union. The Union agrees to furnish the Company written notice of the amount to be deducted for initiation fees and dues, and of the identity of the Union official authorized to receipt for such deductions. The Union shall report monthly to the Company all amounts owing as dues to the Union from employees for whom no dues were deducted in the preceding month, and such amounts shall be deducted with the employee's next regular dues deduction.

                             LOCAL 502, IUE-AFL-CIO
                        INDIVIDUAL CHECKOFF AUTHORIZATION

         To:______________________                Effective Date:_______________
              (Name of Company)

         I authorize and direct you to check off from my pay each month the sum of $_____ as my monthly Union Membership dues (agency equivalent fee), including initiation fee of $_____(if payable), and promptly to remit same to Local 502, IUE-AFL-CIO.

         This check-off authorization shall continue until revoked and may be revoked only at the times and in the manner provided below and shall be irrevocable for a period of one year from ____________19__, or until the expiration of the Agreement between the Company and the Union (whichever occurs sooner), and shall be irrevocable for each succeeding year thereafter, or until the expiration of the said successive applicable Agreement between the Company and the Union (whichever occurs sooner), unless it is revoked by me within the seven (7) days preceding the end of such period of irrevocability.

         Revocation shall be effective only if I give you and Local 502 written notice by individual registered mail, return receipt requested, and it is received or postmarked during the period specified above.


                                                     ______________________
                                                     (Employee's Signature)

         LOCAL 502
         IUE-AFL-CIO____________    Dept.____________Clock No.____________




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3.       (a)      College summer help as a condition of employment, shall, upon accumulation of 960 hours after the date of hiring, become members of the Union and remain members in good standing during the remainder of their temporary employment. Such employees may be terminated by the Company at any time during such temporary employment and not guaranteed re-employment. Neither shall such employees have seniority rights over any permanent employee. Such temporary employee shall acknowledge in writing, within 120 hours of their employment, their understanding of this Article 2 and its applicability to them.

         (b)      The wage of college summer help will be $9.00 per hour.

4. No college summer help will be hired to perform bargaining unit work while permanent employees are on layoff.





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                                    ARTICLE 3
                                     NOTICES

The Union shall have the right of free use of Union bulletin boards in the Company's plants for notices in regard to meetings, social gatherings, collecting dues, names of candidates and other notices, provided all such notices are first submitted to and approved by the Human Resources Manager.





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                                    ARTICLE 4
                                      HOURS

1. Forty (40) hours of work per week, consisting of five (5) days: Monday, Tuesday, Wednesday, Thursday and Friday, not exceeding eight (8) hours per day, shall constitute a normal week's work, except for employees engaged in continuous operations.

2. "Continuous operations," as used in this Agreement, shall be jobs that normally require work seven (7) days a week, such as furnace firemen, boiler firemen, pitch impregnating and graphitizing crews.

         (a) The Company is not opposed to dupont shifts as a matter of principle. When the Management feels that a situation is appropriate for dupont shifts, and a majority of a crew agrees, the Department Superintendent may implement such shifts.

3. The above provisions are not intended as a guarantee of eight (8) hours work per day or forty (40) hours of work per week.

4. A maximum of fifteen minutes may be permitted for shower time at the end of a complete shift, however, this allowance shall not be used to interrupt the completion of a job or assignment.





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                                    ARTICLE 5
                                  REPORTING PAY

1. Any employee who reports for work as scheduled and has not been given at least six (6) hours notice not to report shall receive four (4) hours of available work or pay, and employees working the Dupont shift will receive six (6) hours of available work or pay, at the discretion of the Company. This provision shall not apply in the event any of the following conditions interfere with work being provided; power failures, machine breakdowns, fires, disasters, etc.

2. Employees who are absent on any day for any reason shall not be eligible for reporting pay, if upon their return no work is available, unless the employee was excused in advance.

3. It is the employee's responsibility to insure that his current address and telephone number are on file with his immediate supervisor.




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                                    ARTICLE 6
                                   CALL-IN PAY

An employee who has completed his regularly scheduled shift and is contacted to return to work within the next sixteen (16) hours, either voluntarily or as directed, shall receive at least four (4) hours work or pay at the discretion of the Company. Employees who are called to work outside of their regular shift or schedule shall be paid at the rate of double time for such hours worked, and straight time hourly rate for the balance of the four (4) hours if not worked. Employees shall receive shower time on call-in if they work at least four (4) hours. Also, if an employee works at least four (4) hours on the call-in, he will receive a ten (10) minute rest period and, if he continues an additional four (4) hours, he will be entitled to an additional ten (10) minute rest period.






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                                    ARTICLE 7
                                  REST PERIODS

The Company shall grant all employees rest periods totaling twenty (20) minutes for each eight (8) hour shift; wherever practical during such periods, employees shall be free to leave their work places. Hourly workers shall be paid for this time.






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                                    ARTICLE 8
                            OVERTIME AND NIGHT BONUS

1. All work performed in excess of eight (8) hours in any one workday, or in excess of forty (40) hours in any regularly scheduled workweek, and all work performed on Saturday, Sunday and holidays, as listed below, shall be paid for at the rate of time and one-half.

2. Employees engaged in noncontinuous operations shall be paid at double time for all work performed on Sunday.

3. Overtime work shall be divided as equally as possible among employees who regularly perform a similar class of work. In the event all employees in a job classification on a shift are scheduled to work overtime and additional employees are necessary, employees from within the job classification will be scheduled in preference to employees from other job classifications, except if call-in pay is necessary to effect a cross-shift assignment the Company may select another employee from within the shift. In the event a temporary vacancy has been filled in accordance with the provisions of Article 11, Section 2, 2(a) and 2(b), the temporary replacement will be assigned to work the overtime.

         (a) Each foreman will maintain a record of overtime and furnish a copy of that record to the Department Steward upon reasonable demand.

         (b) Failure to work overtime shall be recorded as having been worked.

         (c) In the event an absence occurs due to accident, injury or illness, said employee will be charged for overtime as follows:

                  (i) If employee is off less than fourteen (14) days there will be no charge of overtime if the employee was not asked.

                  (ii) If employee is off more than fifteen (15) days the employee will be charged the average overtime worked during his absence upon his return.

4 A list of qualified people in the groups listed below will be maintained and, if all bid-in employees have been asked and refused the overtime, then Miscellaneous employees will be canvassed, and then qualified employees listed will be canvassed, without the necessity for call-in pay. If no qualified employees are willing to work the overtime, the bid-in employee(s) who is low in overtime will be required to work.

         Groups as used in this section are:

                  1.       Plant 3 (Dept. 18, 19, and 49)
                  2.       Bake (Dept. 17, 20, 23, 25, 28, 32, 47, and 56)
                  3.       Electricians
                  4.       Mobile Mechanics
                  5.       Maintenance Mechanics
                  6.       Outside Maintenance

         In the event qualified employees are selected to work overtime in place of bid-in employees, they will be charged for the overtime. Similarly, employees from the qualified list will be charged overtime if they refuse.




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5.       When an employee completes a full eight (8) hour shift and is obliged to work overtime for a period of four (4) hours or more, he may take a half hour lunch period for which he shall be paid. At the end of eight
         (8) hours he either gets a half hour lunch period or, if he must work through twelve (12) hours, he will receive a half hour extra pay. If he is working with a crew which receives a break, he will also be permitted the break.

6. It is agreed that overtime pay shall not be pyramided. In all cases concerning pyramiding, the highest premium rate only shall be paid.

7. Employees, when working overtime, shall be paid the overtime rate on their earnings during that overtime period.

8. All employees working the second and third shifts shall be paid at the rate of time and one-tenth. This shall also apply to incentive and overtime. Third shift employees working overtime hours, consecutive with their regular shift hours, will be paid at the rate of time and one-tenth for all overtime hours worked. First shift employees working twelve (12) or more consecutive hours will be paid at the rate of time and one-tenth for all overtime hours worked.

9. Wherever possible, except in an emergency, all employees will be notified seventy-two (72) hours in advance that they will be called on to perform work on Saturday and Sunday.

10. An employee who is scheduled to work on Saturday and is absent from work on Friday shall be considered to be unavailable for Saturday overtime if he does not report off by his or her mid-shift on Friday.

11.      All Union employees will be canvassed within the group as defined in
         Article 8 - Section 4 before any probationary employees.

12.      Maintenance overtime - refer to Supplement 14.





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                                    ARTICLE 9
                                    HOLIDAYS

1. The following holidays shall be designated as "paid" holidays from June 3, 1996 to June 7, 1999:

         Independence Day                            December 24
         Labor Day                                   Christmas Day
         Veterans Day                                New Year's Day
         Thanksgiving Day                            Good Friday
         Day after Thanksgiving                      Memorial Day
         First day of Buck Hunting Season

2. Whenever possible, the Company will notify the Union three (3) working days in advance of a designated holiday whether or not work will be performed on that holiday in the plant or certain departments.

3. Continuous operators shall be paid even though the holiday falls on a scheduled day off.

         (a) Employees working the DuPont schedule who do not work their scheduled holiday due to plant/department shutdown will be paid 12 hours at the reduced rate.

4. All employees working on a paid holiday shall be paid, in addition to eight (8) hours straight time pay, time and one-half for all hours worked.

5. Any employee who is in the first step of the absentee disciplinary procedure and is absent the day before or the day after an observed paid holiday, unless excused otherwise by Management, shall not receive any pay for said holiday.

         (a) In order to be eligible to receive pay for a holiday not worked, an employee will be required to have a punch sometime in the pay period in which the holiday falls.

         (b) "Inactive employees will be ineligible for holiday pay under the following conditions":

                  (i)      New Hires who start after the holiday.

                  (ii) Voluntary quits prior to the holiday if they do not work on their scheduled day immediately preceding the holiday.

                  (iii) Employees discharged for cause prior to the holiday if the discharge is upheld.

6. In the event an employee is injured or is ill during the pay period in which the holiday falls, said employee will nevertheless be paid for such holiday, if he works at all during that pay period. The Company may require medical proof of such injury or illness.

7. Employees who are scheduled to work on a paid holiday and fail to report for work shall not receive any pay for said holiday, unless said employee notifies the Company not later than noon of the day before the holiday and is excused from reporting.

8. It is understood and agreed that Saturdays, Sundays and holidays shall begin with the morning shift and shall continue for twenty-four (24) hours thereafter.

9. When a paid holiday falls on a Saturday it will be celebrated on Friday; when a paid holiday falls on a Sunday it will be celebrated on Monday.




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10.      Any continuous or maintenance employees, who work a paid holiday, may elect to take another day off without pay within sixty (60) days following that holiday at the discretion of the Company, with seniority being the basis for consideration.

11. The First Day of Buck Hunting Season and Christmas holidays will be considered restricted workdays except for Power Monitors and Kiln Attendants. The Company will, to the greatest extent practical, minimize the work requirements on these days. If the Company is unable to fill all of the requirements deemed necessary on a voluntary basis, junior qualified employees will be directed to work.






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                                   ARTICLE 10
                                   SENIORITY

1. The Company agrees to recognize the principle of seniority insofar as it applies to regular employees who have been employed by the Company for more than the probationary period.

2. Any new employee hired by the Company shall be placed on a probationary period consisting of 480 hours actually worked. During this time, the Company will have the sole right to determine whether employment will be continued. Upon completion of this probationary period, the new employee shall automatically receive the applicable miscellaneous rate in Article 40 hereof.

3. Seniority shall not apply during an employee's probationary period, and any employee may be discharged during such probationary period, but when an employee has remained in continuous employment and has actually worked 480 hours or more, said employee's seniority shall be computed from the date first hired.

4. In all cases of layoffs, recall, transfers and promotions, length of service and ability shall govern. "Seniority", as used herein, shall mean length of service, qualifications and ability. Qualifications, previous experience with the Company or elsewhere, education, skill and ability, related work, etc., shall be determined by the Company, subject to the grievance procedure.

         (a) The only jobs requiring the passing of an aptitude test will be those in Group III, Power Monitor, 48" Control Room Operator, and Kiln Attendant or those that are progression jobs which lead to a job listed under Group III. Employees who have bumped or are recalled will be subject to 120 hours qualifying period, (200 Hours for Group III, Power Monitor, 48" Control Room Operator, and Kiln Attendant).

         (b) Employees may request a review of the results of the aptitude test with a Union representative present at the time the results are reviewed.

5. An employee's seniority will end and he will be considered terminated if he:

         (a)      voluntarily quits, or
         (b)      is discharged or released for proper cause
         (c) has not worked for the Company for thirty-six (36) consecutive months. NOTE: any employee terminated under this item (c) who is rehired within twenty-four (24) months of losing seniority shall have his seniority bridged to his original date of hire, or
         (d) fails to comply with the layoff-recall provisions of Article 12, Sections 3 and 4.

6.       Seniority shall be maintained, but shall not accumulate beyond sixty
         (60) consecutive months absence due to illness, when supported by a doctor's certificate. In all cases of absence due to illness, the Company may require the said employee to be examined by another physician; and, in the event said employee refuses to submit to such examination, or after examination is certified as able to perform available work and said employee declines such work, he shall be discharged and his seniority shall cease. It is understood that eligibility for medical coverage will not extend beyond thirty-six (36) months absence.

7. The Company agrees that it will furnish the Union each month with a list of all employees hired, laid off, recalled, transferred from one department to another and/or promoted out of the bargaining unit.

8. An employee who is transferred out of the bargaining unit shall accumulate seniority following such transfer for an additional period, not to exceed one year, and have the right in the event of a layoff or abolishment of his job to return to available work in the bargaining group in line with his accumulated seniority as described above. Employees who return to available work in the bargaining unit will not be permitted to bid for a period of six (6) weeks. Employees transferred



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         prior to the 1969 Agreement shall have accumulated seniority, for purposes of this Article only, to October 15, 1970.






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         (a)      An employee transferred out of the bargaining unit after March
                  9, 1984 shall accumulate seniority following such transfer for an additional period not to exceed one year. Such transferred employees must decide at this time whether or not they wish to return to the bargaining unit. If their choice is to remain out of the bargaining group they relinquish all rights to return to that unit. If their choice is to return to the bargaining unit the conditions set forth in 8. above will apply.




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                                   ARTICLE 11
                                   JOB BIDDING

1. The following increase in work force procedure will be followed for all plants:

         (a) The Company shall post all bid jobs factory-wide for a period of seven (7) calendar days, and any employee may apply for them. Such bid jobs must be posted within fourteen (14) calendar days after the vacancies exist. In the case of a retirement, the job will be posted twenty-one (21) calendar days prior to the effective retirement date.

         (b) Preference will be given the employee with the greatest seniority, provided:

                  (i) said employee has not requested and received another job within the preceding eight (8) weeks. The eight
                           (8) weeks shall be determined by the removal date on the bid sheet, and

                  (ii) said employee is competent to perform the work. The Company shall be the judge of the competency of its employees, subject to review under the grievance procedure.

                           "Competency" shall be considered to mean ability to do an available job in a workmanlike manner and in the event any employee because of inability whether due to lack of experience, physical unfitness or otherwise is unable to perform available work in a workmanlike manner, the job will be re-bid.

                  (iii) A successful bidder is required to complete any physical testing requirements within six (6) calendar days of the date the job is removed from bid. If the successful bidder does not comply, he shall remain on his job, his vacancy shall be cancelled, and the job shall be awarded to the next senior qualified bidder.

                  (iv) Employees on S&A who bid and are awarded the job must be able to perform the job duties within four (4) weeks of removal of bid. If not able to perform the job, the job will be re-bid.

         (c) In the event an employee voluntarily requests and is granted a transfer to another plant, said employee shall comply with Sections (b) (i) and (ii) above before bidding. All voluntary straight out transfer requests must be honored before recalling any junior employee from layoff or new hire to fill the job. This employee shall be considered as the junior miscellaneous employee in that department for a period of six
                  (6) weeks from the date of the transfer, for the purpose of premium assignments. The Union agrees that this language will not be used to the extent of hindering the Company's production requirements in any Department.

         (d) The Company agrees that it will transfer the successful bidder to the bid job within a period no greater than four (4) weeks.

         (e) When the Engineering Department turns over new equipment to the Production Department and the equipment is approved by the latter for production purposes, then the Company shall post a bid, if a vacancy exists, within seven (7) calendar days after the acceptance of the new equipment by the Production Department.

         (f) When a bid job has been posted for a period of seven (7) calendar days and no bids have been received, then the job shall be filled at the discretion of the Company with rights as though bid, except that Section (b) (i) above shall not apply if he elects to bid another job.

         (g) Applications to fill vacancies must be in writing and shall be deposited in a sealed box to be provided by the employer and placed in the various plant offices. The employer and the Union shall jointly open the sealed box and examine the applications for the job vacancies.

         (h) In the event an employee is a successful bidder and he declines to accept, he shall be transferred, as soon as practical but never longer than four (4) weeks later, to miscellaneous in the plant he is part of at the time of bidding, and he shall be prohibited from any further bidding for a period of six (6) months. Furthermore, this employee shall be considered as the junior miscellaneous employee in that department for a period of three (3) months from the date the employee is transferred to miscellaneous for the purpose of premium assignments.

2. In the event a temporary vacancy occurs due to accident, injury, illness, contested discharge or suspension, or other absence of a regular employee, the job will not be posted but filled by an available employee who shall continue as the temporary replacement for the remainder of the vacancy, unless a permanent vacancy exists.

         (a) The employee will not assume the seniority of the employee he is replacing.

         (b) In the event of a layoff or reduction of work in the job classification, the temporary employee will first be removed.

         (c) If an employee's physical condition is such that it is medically certified that the employee will never be able to return to his bid job, the job will be posted for bid.

3. When it becomes necessary to reduce permanent classified jobs (not miscellaneous jobs) in Plant 3, Mass and Sagger Bake and Inspection, Graphitizing Department, Pitch Impregnating, Central Cleaning Department, and Plant 607 due to a long term lack of work, such jobs shall not be posted for bid, and the employees holding these jobs shall be returned to their positions without virtue of bid when the jobs are re-established. If a person is holding job rights under this paragraph, he is the youngest miscellaneous employee, unless he agrees to give up job rights, then he falls back in line with seniority.

         When a permanent vacancy(s) occurs within a plant complex, the jobs will be offered out in line with seniority. All miscellaneous employees in the complex shall be canvassed for the opening(s), with employees retaining rights to bid jobs being asked last. If all employees refuse the opening(s), the youngest employee(s) in line with regular seniority will be assigned to the vacancy(s).

         A permanent vacancy is defined as any job normally posted for bid. A temporary vacancy(s) will be filled according to the miscellaneous agreement (Article 11, paragraph 2).

4. A bid job shall be considered permanent only after it has continued in operation for a period of more than three (3) weeks after the bid notice has been taken down.

         (a) In the event that an employee is removed from a bid job within the three (3) weeks because the job is abolished, he will return to his old bid job in his original plant. If the employee's prior job was miscellaneous work, he will return to his original plant.

5. In an effort to clarify the practice of filling temporary vacancies in the Plant, it is hereby understood and agreed that the following procedures shall apply for employees holding "bid rights" within a department.

         (a) When two or more employees holding "bid rights" are working in their bid-in-department on a temporary basis, the junior in seniority will be removed first and returned to the miscellaneous workforce, irregardless of who was first to fill a vacancy.

         (b) When one employee holds "bid rights" and is working a temporary vacancy in his bid-in department, and the other employee is miscellaneous, the miscellaneous employee will be returned to miscellaneous first.

         (c) When two or more miscellaneous employees are filling temporary vacancies, the miscellaneous employee shall continue as the temporary replacement for the remainder of the vacancy.

         It is understood that in the event of cross-shift assignments in the case of a. or b. above, it may be necessary to retain the junior "bid rights" holder or miscellaneous employee for a day in order to effectively change the shift of the senior employee.

6. Vacancies of one (1) day or less which occur with or without advance notice will be filled from the miscellaneous workforce in accordance with normal canvassing procedures. Vacancies of two (2) days or longer will be filled with the senior bid-in operator holding rights. Vacancies which occur as a result of absences on a day-to-day basis without notice, will be filled from the miscellaneous workforce by following normal canvassing procedures. It is also understood that in the event of cross-shift assignments it may be necessary to retain the junior bid-rights holder or miscellaneous employee for a day in order to effectively change the shift of the senior employee.

         (a) A person holding job rights who does not comply to paragraph 6 forfeits his job rights.

                                   ARTICLE 12
                             DECREASE IN WORK FORCE

1. In the event of transfers or layoffs due to a reduction in the work force, seniority will govern. Employees will be permitted to displace other employees, except those jobs listed in Group III and listed below, provided those retained are competent to perform the work.

         (a) Employees may displace a junior employee in Group III, or those listed in paragraph l.b. only if they previously held that classification and when they would be placed on layoff from the factory.

         (b)      The Protected Jobs are:

                  314      48" Control Room Operator
                  719      Power Monitor

2. The following reduction in force procedure will apply for all plants as set forth in Section 9 of this Article.

         (a) An employee affected under this Section will be placed on available work within his plant. If there is no available work, he will displace the least senior employee within the plant.

         (b) An employee removed from his plant under Section (a) or unable to bump under Section (a) will then be placed on available work factory-wide. If there is no available work factory-wide, he will displace the least senior employee factory-wide. Rather than exercise this bump, the employee may elect to take a layoff.

         (c) The least senior employee factory-wide who is affected by bumping will then be placed on layoff.

         (d) An employee's election not to bump under Section (b) above shall be construed to mean that the employee is not suited for the work offered and will not prejudice his right to receive benefits under the Unemployment Insurance Program in the state of Pennsylvania.

3. Employees, if able to perform the job, will be recalled from layoff in line with their seniority and without regard to their former plants. However, employees exercising the option in Section 2(b) above must specify at time of layoff to which plants (other than the one for which a bumping opportunity was refused) he or she would be willing to accept recall. In the event of a recall opportunity to any of those plants for which a preference was indicated, the employee must either accept the recall or be terminated.

4. In the event a laid off employee fails to report for work at the time said employee is directed to do so and should such employee also fail to notify the Company of any reason for failing to report as directed, then, in such event, the Company is under no obligation to offer such employee an opportunity to return to work, and such employee shall lose all seniority rights. At least five (5) days notice, by registered mail, to the employee's last known address shall be sufficient for the purpose of this Section. A copy of the notice will be sent to the local Union.

5. If a laid off person is recalled any time within thirty-six (36) months from his date of layoff, he will receive seniority credit for the actual time laid off.

6. Except in cases of classifications where in the judgment of the Company special fitness or skill is required, no new employee will be hired until all laid off employees with seniority rights who are capable of efficiently performing the work have been given an opportunity to return to work.

7. When an employee is removed from his plant due to a decrease in work force other than layoff, said employee may request a transfer back to his original plant from the foreman in his new department. This request will be filed with the Human Resources Office within fourteen (14) days of his removal and a copy shall be given to the Union.

         (a) When vacancies occur in his former plant, Management, before hiring any new applicant or recalling a junior employee from layoff for such vacancy, will honor, by seniority, a written request for transfer back to such plant from any employee who was transferred from such plant through no fault of his own, provided said employee is competent to perform the work.

         (b) In the event an employee bids and secures a job in his new plant, his right to transfer back to his original plant shall cease.

         (c) When an employee takes a voluntary layoff he will be treated as a decrease in workforce upon his return from the voluntary layoff.

8.       (a)      A "temporary layoff" shall be defined as any layoff not
                  exceeding four (4) days in duration because of lack of work, power failures, machine breakdowns, fires, disasters, etc. In such event, employees of the affected job classification on a shift shall be laid off in seniority order but without bumping opportunities in the case when the events leading to the temporary layoff became known after the beginning of the workday. If such temporary layoff continues into the next workday, the application of seniority will be within the job classification without regard to shift. Such shift reassignments as are required to effect these seniority provisions shall not result in premium or call-in pay. When the temporary layoff is concluded, the employees first recalled will be those who are regularly assigned to the first full shift scheduled. If other work is available in any plant, it will be distributed in accordance with seniority, as above defined. This temporary layoff provision will not be used to effect work sharing or to avoid a permanent layoff because of a sustained reduction in the workload.

         (b) For DuPont shift workers, a temporary layoff shall continue to be defined as four (4) days, however:

                  (i) The first three (3) days shall be exactly as defined above.

                  (ii) At the time of layoff, each employee will be canvassed as to his desire to work on the fourth day. For those desiring to work, the Company shall provide available work.

9. For the purpose of decrease in work force or such other purposes as are expressly provided for in this Agreement, it is agreed that The Carbide/Graphite Group is divided as follows:

                  Plant 3 and Miscellaneous;

                  Carbottom, Mass and Sagger Bake, Pitch Impregnating, Central Cleaning, Longitudinal Graphitizing, Plant 607 (Departments 32 and 47), Inspection and Miscellaneous;

                  Mechanical Maintenance;

                  Electrical Maintenance;

                  Outside Maintenance;

                  Mobile Maintenance.

         Each of the above groups shall be interpreted as a plant.

10. If an employee elects to take a voluntary layoff in accordance with this Article, the employee shall have the opportunity of exercising bumping privileges into his seniority unit at thirteen (13) week intervals from the last day worked, or upon expiration of such employee's Unemployment Compensation benefits provided his seniority so permits, and the employee provides two (2) weeks notification to the Company of the Unemployment Compensation benefit expiration and his intention to return.

         In the event the seniority of the employee on voluntary layoff status would not permit the employee to be working, that status will convert to involuntary layoff, and all benefits shall revert to those benefits as provided for with involuntary layoff.

         Any employee who elects a voluntary layoff shall have insurance coverage for medical, surgical, hospitalization, major medical, prescription drug and life insurance continued for a maximum of thirty-nine (39) weeks from the last day worked. The employee may continue such coverage for the thirty-nine (39) week duration by payment of the contractually specified amount for the same to the Company.

                                   ARTICLE 13
                         JOB DESCRIPTION AND EVALUATION

1. It is agreed and understood that the wage structure for this plant is based upon job evaluation.

2. The present job evaluation plan shall be used in evaluating the new jobs and in reevaluating existing jobs when changes in job content occur. In the event no agreement is reached, it is agreed it shall be handled under the grievance procedure.

3. Classifications and the establishment of new classifications shall be subject to negotiation and agreement by and between the employer and the Union. Disputes shall be subject to the grievance and arbitration procedure.

4. The Company agrees to notify the Union of new job evaluations and changes in existing evaluations. The Company will furnish the Union with copies of job descriptions, and they will be deemed a part of this Agreement. Job descriptions and evaluations shall be kept up to date.

5. Where certain jobs were granted an inequity increase by the Company, and which was added to the evaluated classified wage rate, then a reevaluation of any such job shall not be cause for the Company to take away the inequity increase granted such job.

6. It is understood that the Company is presently engaged in a program to update job descriptions and evaluations for existing job classifications. In case a job is reevaluated at a lower rate of pay, the employee presently on that job shall receive no reduction in his classified wage rate. Any employee whose current rate exceeds the evaluated job rate shall continue to be paid the current rate until such time as the employee leaves the job or the job is abolished. All other employees hereafter assigned to the job shall receive the evaluated job rate.

7. The members of the Union Shop Committee shall also act as the members of the Union Job Evaluation Committee. Time lost by the members of the Committee on problems dealing with job evaluation shall be paid for by the Company in the same manner as provided for under Article 37,
         Section 7, in the current Agreement.

8. The provisions of Article 11 & 12 are modified to the extent necessary to allow for progression on the following jobs.

         (a)      Maintenance

                  (i)      Mechanics

                           Mechanic A
                           Mechanic Apprentice (Progression Only)

                  (ii)     Mobile Equipment

                           Mobile Mechanic A
                           Mobile Mechanic Apprentice (Progression Only)

                  (iii)    Electrical

                           Electrician A
                           Electrician Apprentice (Progression Only)

                                   ARTICLE 14
                                   DISCHARGES

1. Any employee guilty of habitual absenteeism, who does not report for work for a period of five (5) days, may be dropped from the Company's payroll and said employee's services and seniority terminated.

2. Any employee who is absent from work for a period of ten (10) days without a justifiable reason or excuse may, upon proper notification from the Company, be dropped from the Company's payroll and said employee's services and seniority terminated.

3.       (a)      Discharge of regular employees may be made subject to cause only, and all discharges are subject to review between the Union and the Company under the grievance procedure.

         (b) In the event that after a discharge or a suspension pending a discharge the Company reinstates any employee so involved, it may do so with full or part pay, or without any pay whatsoever, for the period of the suspension or discharge.

         (c) In the event that any discharge becomes the subject of arbitration and if reinstatement is ordered, the arbitrator may provide for reinstatement with full or partial pay, or with no pay whatsoever, for the period of the discharge.

4. It is important that complaints regarding unjust or discriminatory layoffs or discharges be handled promptly. Grievances must be signed by the Chief Steward or his designated alternate and filed with the Human Resources Department within three (3) working days of the layoff or discharge; the Management will review and render a decision on the case within three (3) working days of its receipt. If a decision of the Management in such a case is not appealed within three (3) working days, the matter will be considered closed.

5. It is understood that violation of Company rules is proper cause for appropriate disciplinary action or discharge, subject to review under the grievance procedure.

6. In the event a discharge becomes the subject of arbitration it must be referred to arbitration within seven (7) days, it being understood that the purpose of this clause is to have such arbitration held with all reasonable dispatch.

                                   ARTICLE 15
                                    VACATIONS

1.       Paid vacations shall be granted as follows:

         (a) Upon completion of one (1) year of employment, but less than two (2) years - one (1) week.

         (b) Upon completion of two (2) years of employment, but less than seven (7) years - two (2) weeks.

         (c) Upon completion of seven (7) years of employment, but less than nine (9) years - two (2) weeks, plus one (1) day.

         (d) Upon completion of nine (9) years of employment, but less than ten (10) years - two (2) weeks, plus two (2) days.

         (e) Upon completion of ten (10) years of employment, but less than sixteen (16) years - three (3) weeks.

         (f) Upon completion of sixteen (16) years of employment, but less than seventeen (17) years - three (3) weeks, plus one (1) day.

         (g) Upon completion of seventeen (17) years of employment, but less than eighteen (18) years - three (3) weeks, plus two (2) days.

         (h) Upon completion of eighteen (18) years of employment, but less than nineteen (19) years - three (3) weeks, plus three (3) days.

         (i) Upon completion of nineteen (19) years of employment, but less than twenty (20) years - three (3) weeks, plus four (4) days.

         (j) Upon completion of twenty (20) years of employment, but less than twenty-three (23) years - four (4) weeks.

         (k) Upon completion of twenty-three (23) years of employment, but less than twenty-five years (25) - four (4) weeks, plus two
                  (2) days.

         (l) Upon completion of twenty-five (25) years of employment, but less than twenty eight (28) years - five (5) weeks.

         (m) Upon completion of twenty-eight (28) years of employment, but less than thirty (30) years - five (5) weeks, plus two (2) days.

         (n) All employees upon completing thirty (30) or more years of employment shall be granted six (6) weeks vacation.

2. For vacations taken after 10/1/99, vacation is paid at straight time for all hours taken (exception - Dupont shift employee taking a vacation day on a holiday, Saturday or Sunday, shall be paid one and one-half times (1.5x) base rate for all hours taken).

3. When vacation time includes a paid holiday, an additional day of vacation shall be granted.

4. All employees whose services are terminated for any cause whatsoever shall receive, with their final pay, their earned vacation allowance.

         (a) An employee who is placed on layoff prior to September 1st of a calendar year may request that five (5) vacation days be held in anticipation of a recall.

         (b) Employees electing the option under 4 (a) who are recalled after September 1st, or not recalled in that year, shall be paid for the five (5) days.

5. Returning veterans shall be treated as having worked continuously for the purpose of computing vacations.

6. Any employee entitled to six (6) weeks vacation may elect to take his or her vacation in six (6) periods.

7. In the event that an employee is laid off and is later recalled, he may be required to complete two (2) months of continuous employment before taking any vacation to which he may be entitled.

8. Employees may elect to take one week of vacation pay in lieu of time off at the discretion of the Company.

9. An employee may elect to take his vacation in individual days and receive vacation pay for said day in his next regular pay period.

10. Effective October 1, 1994 the vacation year will begin on October 1 and end the following September 30.

         Employees will specify normal vacation preference in writing by September 1 of each year on forms provided by the Company no later than August 1 of each year. Normal vacation preferences may be changed upon request for good and sufficient reasons.

         The Company will notify employees whether their vacation requests are granted by October 1 of each year. It is understood that selections of preferred vacation made after October of each year will be on the basis of the next senior employee denied the days, then "first come, first served". The only time after October 1 that vacation schedules may be altered by the Company is by job changes of a senior employee. The junior employee shall then be notified within thirty (30) days that his vacation schedule must be altered.

         It is also understood that if a major shift in work schedule occurs (for example, continuous shift to Dupont shift or vice versa) after the vacation schedule has been completed, it may be necessary to reschedule vacations.

11. Continuous shift employees with a fractional day of vacation remaining may take a full day away from the job, (but only be paid for the remaining vacation), without being charged an instance for absenteeism.

                                   ARTICLE 16
                                   TRANSFERS

1.       When an employee is assigned to a job listed in Group 1 (see Schedule
         1), whether due to bidding, layoff or transfer, said employee shall be paid the classified rate of the job or task to which said employee is assigned if said employee was previously classified, otherwise said employee will be paid the miscellaneous rate until such time as the said employee becomes competent to perform the work and is so classified. An employee who fails to qualify for classification in a 120-hour working period (within his classification including Saturday, Sunday, sixth and seventh day overtime) shall be placed under Section
         (b). The Company and the Union may agree to extend the 120-hour working period.

         (a)      When an employee is assigned to a job listed in Group II (see
                  Schedule 1), whether due to bidding, layoff or transfer, said employee shall be paid the classified rate of the job or task to which said employee is assigned if said employee was previously classified for that job, otherwise said employee will be paid the miscellaneous rate until such time as the said employee becomes competent to perform the work and is so classified. An employee who fails to qualify for classification in a 200-hour working period (within his classification including Saturday, Sunday, sixth and seventh day overtime) shall be placed under Section (b). The Company and the Union may agree to extend the 200-hour working period.

         (b) In the event that an employee is removed under this Section, he will be placed as if he were a miscellaneous employee and he will return to miscellaneous work in his original plant.

2. An employee working on a task for which said employee has not been classified and for which a "standard" has been established shall be paid the "standard hours" times the rate for the job or task for such time as said employee exceeds the standard.

3. A classified non-incentive employee temporarily assigned at the convenience of the Company shall be paid for the remainder of the shift or for the first full shift assignment, if the assignment is initially made at the beginning of the shift, at the rate of the job on which said employee worked immediately before the transfer or the rate of the new job, whichever rate is higher. Classified incentive employees temporarily reclassified or transferred from one job to another shall be guaranteed at least the average earnings on their former job for the remainder of the shift or for the first full shift assigned, if the assignment is initially made at the beginning of the shift, provided the transfer is at the convenience of the Company.

         In the event the temporarily reassigned employee is replaced on his job, he shall be paid the higher of the permanent and temporary rates. Reassignments due to lack of work will not be cause for maintaining the rate of the job from which transferred.

4.       (a)      Decrease in Workforce - See Article 12 - Paragraph 7 (a), (b)
                  and Paragraph 10.

         (b)      Regular Transfers - See Article 11 - Paragraph 1.(c).

                                   ARTICLE 17
                                LEAVES OF ABSENCE

1. Any member of the Union (not to exceed two (2) members) being elected to permanent or temporary office or selected for appointive office by officials of the International Union, shall be guaranteed reemployment on his former job of his last employment with full seniority accumulated during such absence.

2. Any member of the Union being elected as a delegate to any Union activity necessitating a temporary leave of absence shall be granted such leave and, at the end of the mission, shall be guaranteed reemployment with full seniority accumulated during such absence.

3. Any employee may request a leave of absence not to exceed thirty (30) days, provided said leave is not for the purpose of working elsewhere. The Company, within its discretion, shall determine the advisability of granting such leaves of absence. The Company will notify the Union whenever leaves of absence are granted.

                                   ARTICLE 18
                                   GRIEVANCES

1. A "grievance" shall be defined as a complaint regarding wages, hours of employment and/or working conditions. The grievance must be taken up within thirty (30) days of occurrence by the employee(s) involved.

2. All employee grievances which arise shall be adjusted in the following manner:

         (a) Between the aggrieved employee and the Department Steward or, in his absence, the nearest available member of the Union's Shop Committee on the one hand and the Department Foreman on the other. If no satisfactory settlement is reached between them within eight (8) hours, the complaint shall be reduced to writing and shall be referred to:

         (b) The Chief Steward and/or his designate, the Department Steward in which the grievance originated and the Department Superintendent and Foreman, who shall meet within seventy-two
                  (72) hours, excluding Saturdays, Sundays and holidays. In the event a satisfactory agreement is not reached within twenty-four (24) hours, the matter shall be referred to:

         (c) The Shop Committee and representatives of the Company, who shall meet once a week or whenever necessary. Any issue discussed at one week's meeting shall be answered within seven
                  (7) calendar days. If the decision of management in such cases in 2 (b) and 2 (c) is not appealed within fourteen (14) calendar days from the date that is picked up and signed for at the Human Resource Office by the Chief Steward or his designate, the matter will be considered closed. In the event of further failure to settle the grievance, the matter shall be referred to:

         (d) Representatives of the Union and representatives of the Company. Any issue discussed at a Fourth Step Meeting shall be answered within seven (7) calendar days. If a decision of the Management in such a case is not appealed within seven (7) calendar days, the matter will be considered closed. Both parties by mutual consent may extend the seven (7) day period.

3. It is agreed that all matters pertaining to policy or to the interpretation of any clause of this Agreement shall be dealt with among the Shop Committee, representatives of the Union and Management or any person designated by Management.

4. The Company shall supply the Union with all legally required, pertinent information in connection with the adjustment of any grievance.

5. The Company and Union may at any time, by mutual agreement, refer a grievance directly to arbitration in accordance with Article 19, Arbitration.

6. The Company will pay any grievance pay within two (2) pay periods of final grievance resolution.

                                   ARTICLE 19
                                   ARBITRATION

1. Any dispute, which has not been satisfactorily settled with seven (7) days after the fourth step of the grievance procedure, may be submitted to arbitration by either party. In order to initiate this process, either party may request, by written notice to the Director of the Federal Mediation and Conciliation Service, a panel of names from the lists maintained by said Service. A copy of the communication to said Director will be forwarded to the other party to this Agreement at the same time the original request is mailed. Employees covered by this Agreement cannot, except through the Union, initiate or invoke the arbitration procedure set forth in this Article.

         (a) The Company and the Union shall attempt to mutually agree in writing as to the statement of the issue to be arbitrated and the arbitrator shall confine his decision to the particular matter thus specified. In the event of a failure of the parties to agree on a statement of the issue to be submitted, the arbitrator shall confine his decision to the written grievance.

2. Upon receipt of a request for arbitration, the Federal Mediation and Conciliation Service will forward a duplicate panel of arbitrators to both Company and Union. No arbitrator shall be appointed by the Service who has not been approved by both parties. In the event the parties fail to agree on an arbitrator after exhausting three (3) panels or within three (3) months, whichever occurs first, the Federal Mediation and Conciliation Service shall appoint an arbitrator.

3. Notwithstanding any other provision of this Agreement, no arbitrator shall, without specific written agreement from the Company and the Union with respect to the arbitration proceeding before him, be authorized to add to, detract from or in any way alter the provisions of this Agreement.

4. Either party may be represented by counsel at any hearing without prior notification to the other party or the Service.

5. The award of the arbitrator shall be in writing and final and binding upon the parties to this Agreement. The award shall be made within thirty (30) days from the close of hearing, unless otherwise agreed to by the parties.

6. The Company and the Union shall bear equally the fee and expenses of the arbitrator.

7. Unless there is written mutual agreement between the parties that more than one grievance may be heard by an arbitrator, an arbitrator will be restricted to ruling on only one grievance.

                                   ARTICLE 20
                                   MANAGEMENT

Management shall have the right to manage the affairs of the Company, subject to the limitations and the grievance procedure set forth in this contract.

                                   ARTICLE 21
                                SAFETY AND HEALTH

1. The Company shall continue its practice of providing for the safety and health of its employees while at work. Protective devices and other equipment required by law to protect employees from injury shall be provided by the Company. The Union agrees that it will encourage all employees to work in a safe manner.

2. The parties agree to cooperate in achieving compliance with governmental safety and environmental regulations.

3. If an employee has good reason to believe that an assigned job may involve imminent danger to life or limb, the foreman and Union Steward will be notified immediately. If the matter is not resolved, it will be taken up with the Company Safety Representative for the purpose of resolving the dispute. If the dispute is not then resolved, Management shall make an immediate investigation of the imminent danger complaint, including consideration as to the advisability of stopping the job pending final determination of the dispute where in the opinion of Management such action is warranted. If the decision of Management is that the job is safe, the employee must perform the assigned job. If the employee still feels an imminent danger exists, the Company Safety Representative and the responsible Union Safety Representative shall meet for the purpose of taking prompt action to determine whether the condition is one involving imminent danger. It is agreed that neither the Company nor the Union will accept or tolerate employee claims of imminent danger which are capricious or otherwise not based on an actual fear that imminent danger does exist.

4. The Union and Company agree to form a joint committee, which shall be known as the Safety and Health Committee as follows:

         (a) A committee of six (6) employees - two (2) to be appointed by the Union, one (1) Shop Committee Member, and three (3) to be appointed by the Company.

5. The Safety Committee shall meet monthly at the call of the designated Safety Representative. The Committee shall discuss Safety and Health problems and make recommendations to Management to carry out our expressed mutual desire. Time lost by the employee members of the Committee from their regular scheduled hours of work in attendance at Safety Committee meetings shall be paid in the same manner as outlined in Article 37, Stewards.

6. If an employee injured on the job disputes a Panel doctor's determination that he is capable of returning to work, he may request a second opinion from a physician of his choice at Company expense. The employee is expected to report for work while awaiting the second opinion. The employee shall extend his best efforts to arrange an appointment within 48 hours. If an appointment cannot be arranged on his own time, the Company will pay for reasonable time away from the job for the purpose of having a consultation. In the event the two (2) physicians differ in their opinion as to whether the employee is able to return to work, they shall jointly select a third physician and the majority decision shall prevail. The expense of the third physician will be paid by the Company. injured employee is required to visit one of the panel physicians for a thirty (30) day period. After this, the employee may select the physician or practitioner of his choice.

7. The Company will provide once per contract year OSHA approved safety glasses for employees only. If the Company's participating Opticians are used, then the employee going to any of those locations will be treated as in the past. If the employee wishes to choose an optician of his/her choice, then the Company will pay a voucher allowance of seventy-five ($75.00) dollars.

8. The Company will pay a voucher allowance of ninety($90.00) dollars once every nine (9) months for safety shoes. After the second nine (9) month period, the voucher allowance will be increased to one hundred ($100.00) dollars.

                                   ARTICLE 22
                              STRIKES AND LOCKOUTS

1. The Union will not cause or officially sanction its members to cause or take part in any strikes (including sit-downs, stay-ins, slowdowns or any other stoppages of work) and will cooperate with the Company in every way possible to prevent any such stoppages of work and to terminate such stoppages that may occur as soon as possible. The Company agrees not to lock out any of the employees.

2. Any employee who violates the above provisions or Section shall be subject to discipline or discharge.

                                   ARTICLE 23
                                  INCENTIVE PAY

1. Incentive rates shall be so set that the average operator can earn 130% of the base rate.

2. Machine-controlled operations will be set according to the following procedure:

         (a) Manual-controlled elements shall be set so that the average operator working at an incentive pace can earn 130% of the base rate.

         (b) Machine-controlled elements shall be so set that the average operator can earn 120% of the base rate. [See Article 27, Sections 6(a), (b), (c) and (d).] It is understood that an operator is not limited to earnings of 120%.

3.       There shall be no favoritism in the distribution of incentive work.

                                   ARTICLE 24
                           CHANGE IN METHOD OF PAYMENT

There shall be no change in the standard hour method of payment for any employees covered by this contract without the agreement of the Union. It is further agreed that all piece rates and day work, wherever possible, shall be converted to the standard hour system as soon as is practical.

                                   ARTICLE 25
                                  TIME STUDIES

1. The Company agrees to establish courses in time study techniques in order to train Union personnel. No more than two (2) employees will be trained at any one time. The Union will submit the names of the designated employees to the Company.

2. Time lost attending these courses by such employees shall be paid for by the Company at their classified rate. While attending these courses, such employees will be under the supervision of the Control Department.

3. The Union Time Study man shall be provided with or have access to the records (copies) of the Time Study Department. Other than if it be absolutely necessary in the processing of a grievance, the Time Study information and records furnished to the Union Time Study Representative by the Company cannot be removed from the Company premises. In the event that it is deemed necessary in the processing of a grievance to take such records off the premises, the Union Time Study Representative must sign a receipt for such written information and records that he requests to remove from the Company premises. In no event will the records or information being made available to the Union Time Study Representative be passed on to Company competitors.

4. The Union Time Study man will be assigned to regularly work the first shift during the Monday through Friday workweek on a job for which he is qualified.

5. The Union Time Study man and the alternate shall not be subject to the layoff provision of the contract, in effect they will have super-seniority (only to be exceeded by that of the Shop Committee), but shall be subject to all other provisions of the contract.

6. No Union Time Study man or alternate shall be promoted or transferred out of the bargaining unit until he is released by the Plant Shop Committee of the Union.

7. The Steward or, in his absence, the operator shall be informed of any proposed time studies and the reason for which the studies are being taken.

8. When a study is completed, the Time Study Observer will inform the Steward or, in his absence, the operator of the following:

         (a)      Name and classification of operator studied.

         (b)      Total time of study.

         (c)      Number of pieces or units produced.

         (d)      The total number of strikeouts used during the study.

         (e)      The performance rating factor for each element.

9. The Company will furnish the Union with a copy of the operation number and standard for all jobs studied. The Union shall have the right to question all time studies and, upon request, the Company will furnish the Union with a copy of the time study in issue. As may be necessary, the Union may request to have longer time studies taken on time values that are in issue.

                                   ARTICLE 26
                              MAKING THE TIME STUDY

1. The Time Study Observer will contact the Foreman regarding the operations to be studied. The employee working on the operation will be informed by the Foreman that an analysis is to be made and a time study is to be taken.

2. The Observer will discuss any improvements with the Foreman, and the Foreman will instruct the Operator.

3. Divide the job into its elements and arrange them advantageously on the sheet.

4. Make elements as short as possible without interfering with accurate observations.

5.       Describe elements exactly.

6. Assign numbers to the elements in the order of their first occurrence, as 1, 2, 3, 4, etc. If an element is repeated after its first occurrence, use the same number that was first used.

7. At the beginning of the first element to be included in the study, start the hour-decimal watch and read the time of day on the ordinary watch.

8.       Record the time of day.

9.       Record the hour-decimal watch reading:

         (a) At the completion of Element 1, record the watch reading in Column 1 opposite the heading "Continuous," the reading at the end of Element 2 in Column 2 opposite heading "Continuous," etc.

         (b)      Allow the watch to run continuously.

         (c) At the completion of the first piece, allow the watch to run and return to column for second piece following the same procedure for next pieces.

10. When an operation is being time studied for the purpose of setting a rate a sufficient number of pieces shall be studied, the number to be governed by the nature of the job. In all cases the total number of pieces observed shall be at least twenty (20) or the total time of the study shall be at least thirty (30) minutes, whichever in the discretion of the Time Study Observer is more appropriate. In the event an operation in its entirety takes less than thirty (30) minutes, the entire operation shall be studied. When a detailed time study is completed, a rate will be issued. In the event a study is not completed, the Steward will be advised of the reasons and the incomplete study will be destroyed in his presence.

11. At the completion of the last element to be included in the study, record the time of day as indicated on any ordinary watch.

12. Make a note of the effort and skill for each element on the front of the sheet by checking the term that applies.

13.      Sign and date the time study.

                                   ARTICLE 27
                            ESTABLISHING THE STANDARD

1. The first step of the computations is to determine elemental elapsed times by subtracting successive watch readings. These times are to be recorded in column marked "Individual."

2. Before taking up the summary of the elapsed times, the study should be carefully examined for abnormal values. If any are found, they should be indicated so that they can be readily distinguished and excluded from the summary. No time shall be excluded unless it is noted on the study. No watch readings shall be struck out in the taking of a time study unless a clear explanation of the reason for the exclusion appears on the observation sheet. Strikeouts which are decided upon after the Time Study Observer has left the department will be shown on the Time Study Summary Sheet with the high strikeouts summarized and the low strikeouts summarized and the two totals listed separately. Should there be a dispute as to the number of strikeouts, only those values which are more than one standard deviation above or below the mean may be eliminated.

3. After elimination of abnormal values, the elapsed time for occurrence of each element is added and the average determined. The full decimal, to four (4) places, should be shown in this average.

4. The average time for each element will be leveled to an average or normal time by multiplying by the leveling factor determined by the following chart:

         SKILL                                                EFFORT
         -------------------------------------------------------------------------------
         +15      A1                                 +13      A1
         +13      A2       Super                     +12      A2       Excessive
         -------------------------------------------------------------------------------
         +11      B1                                 +10      B1
         + 8      B2       Excellent                 + 8      B2       Excellent
         -------------------------------------------------------------------------------
         + 6      C1                                 + 5      C1
         + 3      C2       Good                      + 2      C2       Good
         -------------------------------------------------------------------------------
           0      D        Average                     0      D        Average
         -------------------------------------------------------------------------------
         - 5      E1                                 - 4      E1
         -10      E2       Fair                      - 8      E2       Fair
         -------------------------------------------------------------------------------
         -16      F1                                 -12      F1
         -22      F2       Poor                      -17      F2       Poor
         -------------------------------------------------------------------------------

         CONDITIONS                                           CONSISTENCY
         -------------------------------------------------------------------------------
         + 6      A        Ideal                     + 4      A        Perfect
         -------------------------------------------------------------------------------
         + 4      B        Excellent                 + 3      B        Excellent
         -------------------------------------------------------------------------------
         + 2      C        Good                      + 1      C        Good
         -------------------------------------------------------------------------------
           0      D        Average                     0      D        Average
         -------------------------------------------------------------------------------
         - 3      E        Fair                      - 2      E        Fair
         -------------------------------------------------------------------------------
         - 7      F        Poor                      - 4      F        Poor
         -------------------------------------------------------------------------------

         General Rating for Study Skill/Effort/Conditions/Consistency

5. Skill and effort ratings were marked at completion of time study. Conditions and consistency will be marked after subtraction of elapsed time.

6. The next step is to assign several standard allowances to the normalized time for certain factors not taken into consideration by the watch readings.

         (a) Fatigue refers to the physical exertion required by the task. A minimum fatigue allowance of 5% will be made on all elements of machine and handling time.

         (b) Personal needs are required since it is necessary for the operator to go to the rest room, or secure drink of water, etc. Minimum allowance 5%.

         (c) Contingency refers to possible elements in the operation that are reasonably expected to occur but timing and length of occurrence are unpredictable. Lack of material or servicing, minor adjustments and power failures of short duration would be properly appraised as contingency elements. Minimum allowance 5%.

         (d) Machine-Controlled Allowance refers to all elements that are machine-controlled. A 5% allowance will be applied only to the elements which are machine-controlled.

7. The "allowed time" for each element is determined by adding the allowed time for personal, fatigue, contingencies, (and machine-controlled allowance as may be required) for each element to the normalized time.

8. The "standard time" for the task is determined by adding the allowed time for each element.

                                   ARTICLE 28
                                RETIMING OF JOBS

The Union shall be informed of any proposed change before retiming.

1. Permanent standards once established will not be increased or decreased unless there is a definite change in the following:

         (a)      Change in design.
         (b)      Change in materials.
         (c)      Change in tools or equipment.
         (d)      Change in methods.
         (e)      Change in quality standards.
         (f)      Work added to or removed from job.
         (g) Mathematical errors in setting the timing of the rate are to be corrected within ninety (90) days of the effective date of the time study or rate.

2. Whenever any of the above changes take place which affect time values, only that portion of the time value affected by the change will be adjusted. Sufficient additional elements (which may include all elements) to those affected by the change may be studied to determine the effect of the change on existing values. Recorded or standard time values, where established, shall not be changed unless there has been a 10% change in the time value of the element. Only the time value of that element will be changed.

3. When the elements are established for retiming, they shall be as identical as possible to prior studies on the operation. When a change is to be made in an operation and the old time value is not broken down into elements, a time study may be taken before the change is made in order to establish the elements of the existing time value, but the old time value will not be changed as a result of this study. When the change in the operation is made, the provisions of Sections 2 and 3 of this Article will apply.

5. When an old order repeats and there is no original study, the operations will be time studied and the rates will not be changed, but inflated to the original standard. When any further change in the operation is made, the provisions of Sections 2 and 3 of this Article will apply.

6. When an old order repeats and there is an original study, provided a change occurs, a study will be taken and the language of the present contract will apply.

                                   ARTICLE 29
                                  NEW PRODUCTS

Whenever the Company makes a change in a product or introduces a new product, incentive standards for identical operations that existed prior to the change and are still performed on the changed product or new product shall not be changed. Disputes which arise under this Article will be subject to the grievance procedure, beginning in the third step.

                                   ARTICLE 30
                              TEMPORARY TIME VALUES

1. Temporary or estimated time values established for an item being manufactured shall become permanent values at the end of three (3) months from the date the item repeats on a new manufacturing order, unless a permanent value is established at an earlier date. If the original order is for a large quantity, the employer and the Union shall negotiate for a shorter time than three (3) months for the establishment of temporary value as the permanent value.

2. When a production run is interrupted by a short run job on which no time values have been established, the employee shall receive no less than his average hourly earnings for the production run.

                                   ARTICLE 31
                                    JURY DUTY

An employee called for jury duty will be reimbursed the difference between the amount he is paid for such service, not including transportation allowances, and his straight time hourly classified rate for time lost from work up to ten (10) working days.

An employee called as a juror for a coroner's inquest will be reimbursed on the same basis as above.

                                   ARTICLE 32
                                  FUNERAL LEAVE

1. An employee who has completed his or her probationary period with the Company and who is scheduled to work may be excused from work because of a death in his or her immediate family. When excused he or she shall be paid an allowance for the hours he or she is scheduled to work on Monday through Friday, not to exceed eight (8) times his or her classified rate of pay, for each day excused, for not more than three
         (3) days.

2. The funeral benefit will terminate at the end of the day of the funeral. If the employee does not attend the funeral of the deceased, pay allowance as provided herein will not be allowed.

3. "Immediate family," for the purpose of this Section, is defined as mother, father, mother-in-law, father-in-law, spouse, son, daughter, brother, sister, grandchild and grandparent.

4. In the event of the death of a brother-in-law or sister-in-law, an employee who has completed his or her probationary period may be excused from work on the day of the funeral (or if the funeral is held on Sunday, Monday will be the day excused). The pay for this absence will not exceed eight (8) times his or her classified rate of pay.

5. If the day of the funeral is on a Saturday and the employee is scheduled to work on that day, he/she will be paid straight time.

                                   ARTICLE 33
                               NO DISCRIMINATION

There shall be no discrimination in the wages, hours or other terms and conditions of employment on account of sex, race, color, age, creed or national origin, veterans status, disability, or handicap. Word used in masculine gender applies also to the feminine gender.

                                   ARTICLE 34
                                EMPLOYEE RATINGS

Hourly employees covered by this Agreement shall be given their ratings in writing within one hundred twenty (120) hours after any new rating or change in rating is made. A copy of the employees' ratings shall be furnished to the Union.

                                   ARTICLE 35
                 COMPANY POLICY REGARDING SUPERVISORY PERSONNEL

Supervisors shall not perform production or maintenance work, except in cases where circumstances create an emergency.

                                   ARTICLE 36
                                  FAMILY LEAVE


The parties agree that they shall comply with the Family and Medical Leave Act of 1993.

In administering family leave, the Company and Union shall comply with regulations/directives promulgated by the Federal Government.

An employee shall be able to retain five (5) vacation days (40 hours) when taking Family Leave.

The parties agree that maternity shall continue to be treated as a disability in accordance with Federal/State statutes.

                                   ARTICLE 37
                                    STEWARDS

1. Stewards, including the Chief Steward and the Assistant Chief Steward, in their respective departments shall remain in said departments on their respective shift and crew until all other employees are laid off (including temporary layoffs) or transferred from that department, provided said employee is competent to perform the available work.

2. Shop Committee and Stewards shall be the last to be laid off and the first to be recalled on a factory-wide basis, provided said employee is competent to perform the available work.

3. In the event a Department Steward is laid off or transferred out of his department due to a lack of work, his rights as Steward shall cease.

4. The Chief Steward shall have seniority over all employees in the bargaining unit, on a factory-wide basis.

5. A Steward shall be permitted to leave his job for the purpose of assisting in adjusting grievances. In such cases, the Foreman shall be notified, and, when necessary, the Foreman shall be given an opportunity to replace the Steward with another operator.

6. Required time lost on Company property by Union representatives in settling differences, disputes or grievances shall be paid for by the Company.

7. Payment for time lost by Stewards in the settlement of grievances shall be made as follows:

         (a) Stewards working on non-incentive operations at the time he or she is handling a grievance shall be paid the rate for the job he or she was performing.

         (b) Stewards working on incentive operations at the time he or she is called upon to assist in the settlement of a grievance shall immediately punch out and his or her average earned rate at the time of punching out shall be paid for the time spent in handling the grievance.

8. Payment for time lost at grievance (including arbitration hearings held off the plant site) and negotiation meetings with the Company shall be limited to six (6) members.

                                   ARTICLE 38
                                 GROUP INSURANCE

1. The Company agrees to provide all employees in the bargaining group and pay the premium for the following benefits:

         (a) Life Insurance and Accidental Death and Dismemberment increased as follows:

                  $31,000 effective July 1, 1999
                  $32,000 effective July 1, 2000

                  Effective July 1, 1999, employees shall have the opportunity to purchase an additional $31,000 ($32,000 effective July 1, 2000) at age-based group rates.

         (b) Weekly Accident and Sickness benefits for twenty-six (26) weeks as follows:

                  $280, effective July 1, 1999
                  $290, effective July 1, 2000

2. Until December 31, 1999 the Company agrees to continue the Blue Cross/Blue Shield Plan of Western PA. The Company agrees to pay the increased costs of the program for its employees and dependents. The employee will pay the premium specified in paragraph 38.4.

         (a)      Cost Containment Provisions

                  (i) Second surgical opinion required for non-emergency elective surgery.

                  (ii) Ambulatory surgery must be done on an out-patient basis.

                  (iii) Room and board charges on either Friday or Saturday before non-emergency elective surgery are not covered.

                  (iv) Pre-admission testing must be done on an out-patient basis. If done in-patient, the room and board expense are not covered.

         (b) Hospital Coverage - 120 day plan, full ward or semi-private; In-Hospital extras - unlimited; Surgical - prevailing fee; Maternity - 10 days plus extra charges. Eligible dependent children - from date of birth to age 19, students to age 23, disabled child to any age.

         (c) Hospital outpatient surgical - subject to $25 deductible; 3 per family annually. At the Company's request, this deductible can be eliminated from the plans.

         (d)      Outpatient Diagnostic X-ray and Diagnostic Medical Laboratory
                  - no deductible, no maximum.

         (e) Home and office visits for employee only when unable to work. Maximum 21 visits. $25 deductible per year.

         (f) Major medical - $200 deductible individual, two per family per calendar year; 80/20 co insurance. Effective July 1, 1996 the major medical maximum is $800,000 (effective 7/1/97 - $900,000; 7/1/98 - $1,000,000).

         (g) Major Medical - An annual out-of-pocket maximum under major medical of $2000 per individual (20% of $10,000 in major medical charges eligible for payment). This out-of-pocket maximum does not include nor pertain to mental/nervous charges.

         (h) In-Hospital medical benefits (as an overnight patient in an accredited hospital because of a disease or injury, such as heart attack, pneumonia, diabetes, or contagious disease) are provided for the services of a doctor of medicine or of osteopathy up to a maximum of 120 days for each period of hospitalization - Prevailing Fee.

         (i) Prescription Plan - Premier plan of Blue Cross/Blue Shield employee co-pay $4 generic/$6 name brand. The Company will also establish a mail order drug plan. Once established, this will require that any prescriptions exceeding thirty (30) days be purchased through mail.

3. Effective January 1, 2000, the Company will offer the Select Blue Plan of Highmark Blue Cross/Blue Shield. The Company agrees to pay the increased costs of the program of its employees and dependents. The employee will pay the premium specified in paragraph 38.4.

         If there is a premium increase during the life of this contract, the Company reserves the right to change insurance carriers, provided the change does not affect the benefit levels set forth in the plans.

         The following are the major parameters for the Select Blue Plan:

         (a)      The physician office visit co-payment is $10.00.

         (b)      The emergency room co-payment is $25.00.

         (c)      Out of network parameters

                  (i)      Deductible - $200 individual/$400 family

                  (ii) Out of Pocket Maximum (after deductible) - $800 individual/$1600 family per calendar year.

                  (iii) Out of service co-payment - 80/20 coverage except for outpatient mental benefits 50/50.

         (d)      Prescription Co-payments

                  i.       Generic - $8.00

                  ii.      Brand - $12.00

         (e) The Company will also establish a mail order drug plan. Once established this will require that any prescriptions exceeding thirty (30) days will be purchased through the mail.

4. The monthly employee contribution for all classes of coverage will be $20.00 pre-tax. (Effective January 1, 2000 - $25.00 pre-tax).

5. Employees laid off will be covered by the Blue/Cross Blue/Shield insurance (Select Blue Plan after 1/1/2000) for three (3) months following layoff, provided they continue to contribute the amount set forth in Section 4 above.

6.       (a)      For employees retiring 1/1/2000 or earlier the Company will offer continuation of medical insurance (but not the prescription drug card) for retirees age 62 to 65 with 25 years of continuous service. This insurance will be effective only while the retiree is between the ages of 62 and 65.

         (b) For employees retiring 2/1/2000 or later the Company will offer continuation of medical insurance (Select Blue) for retirees age 62 to 65 with 25 years of continuous service. This insurance will be effective only while the retiree is between the ages of 62 and 65.

         (c) For the life of this agreement the retiree will contribute 55% of the full coverage cost based upon the active and retired groups combined.

         (d) The Company's contribution for this coverage in the future shall be limited to the amount of the Company contribution as of June 4, 2001 based upon the rate for retirees as a separately rated group.

                                   ARTICLE 39
                                    PENSIONS

1. The Company agrees to keep the pension plan adopted June 1, 1955, in effect during the labor contract, together with all the improvements made to date.

2.       The present hourly pension program shall be increased as follows:

         (a) Effective July 1, 1993 there shall be no maximum service benefit for calculation of retirement benefit. An employee may retire at age 62 with ten (10) years continuous service with non-reduced benefits.

         (b) Effective January 1, 1989 vesting in the Carbide/Graphite Pension Plan for Hourly Bargaining Unit employees at St. Marys will be reduced from ten (10) years of continuous service to five (5) years of continuous service.

         (c) Effective July 1, 1999, the normal retirement benefit will be $27.50 per month per year of service (an increase of $1.50).

3. The complete pension program as amended, will be made available in booklet form.

4. Effective 6/3/96 the paid-up life insurance for retirees will be increased by $500.00 to $2000.00.

5. Effective 6/7/93 the service requirement for Disability Retirement will be ten (10) years of continuous service.

                                   ARTICLE 40
                                      WAGES

1. The starting rate for employees hired for "Carbon Manufacturing, Machine Finishing and Maintenance" jobs is set forth in Schedule 1. After completing the probationary period, employees shall be paid a minimum of the miscellaneous rate as set forth in Schedule 1.

2. A schedule of the classified rates is attached in Schedule 1 and becomes part of this Agreement.

3.       Wages shall not be subject to arbitration.

4.       Annual increases:

                  Effective June 7, 1999, no increase will be applied to any wage classification.

                  Effective June 5, 2000, a general wage increase of thirty cents ($.30) applied to all wage classifications.

                  Effective June 5, 2000, jobs listed in Group III are granted an additional adjustment of ten cents ($.10) per hour.

                                   ARTICLE 41
                               SCOPE OF AGREEMENT

1. This Agreement expresses the understanding of the parties in respect to matters deemed by them to be applicable to the bargaining unit, and it shall not be changed or modified except by mutual consent in writing.

2. This Agreement and any supplements which may be added to this Agreement shall supersede all previous agreements.

                                   ARTICLE 42
                                CONFLICT OF LAWS

It is mutually agreed that if the adoption or amendments of any State or Federal law conflict with or are contrary to any provision of this Agreement, negotiations will be opened to make necessary adjustments, but the negotiations will be confined to changes necessary to comply with the new or amended law.

                                   ARTICLE 43
                             EXPIRATION AND RENEWAL

This Agreement shall remain in effect from June 7, 1999, to 12:01 A.M. June 4, 2001, and shall thereafter automatically renew for one (1) year from year to year, unless either party gives written notice to the other at least sixty (60) days prior to any expiration time of intention to modify or terminate the Agreement. In the event such a notice is received, then, upon request, a conference shall be arranged between the parties for within ten (10) days after receipt of such notice.

The parties having met for the purpose of negotiating a Collective Bargaining Agreement, declare that the foregoing represents the sole and complete Agreement between the Company and the Union for the period of June 7, 1999 to and including midnight, June 4, 2001, and further that each had the opportunity to bargain on all issued and matters during negotiations and that all other requests and proposals made by both of the parties are waived and withdrawn herewith, and each party relieves the other of any obligation it might have to bargain with the other during the term of this Agreement on matters not specifically included in this Agreement.

THE CARBIDE/GRAPHITE GROUP                    INTERNATIONAL UNION OF ELECTRICAL,
ST. MARYS PLANT                               TECHNICAL, SALARIED, MACHINE, AND
                                              FURNITURE WORKERS, AFL-CIO,
                                              LOCAL UNION 502

R. G. Bennett                                 W. Donachy
W. E. Damian                                  E. J. Greenawalt
J. A. Ditson                                  B. J. Sherry
L. E. Ehrensberger                            W. F. Gausman
N. L. Plows                                   R. M. Grunthaner
                                              D. Gustafson
                                              S. P. Herzing
                                              R. A. Larkin

Each party had the opportunity to bargain on all issues and alter the language. All other requests and proposals made by both parties are hereby waived and withdrawn.



-----------------------------------          -----------------------------------
R. G. Bennett                                W. Donachy

-----------------------------------          -----------------------------------
W. E. Damian                                 E. J. Greenawalt

-----------------------------------          -----------------------------------
J. A. Ditson                                 B. J. Sherry

-----------------------------------          -----------------------------------
L. E. Ehrensberger                           W. F. Gausman

-----------------------------------          -----------------------------------
N. L. Plows                                  R. M. Grunthaner

                                             -----------------------------------
                                             D. Gustafson

                                             -----------------------------------
                                             S. P. Herzing

                                             -----------------------------------
                                             R. A. Larkin

                                   ARTICLE 44
                                   SCHEDULE 1
                                 RATE SCHEDULE

It is understood and agreed that the Starting and Miscellaneous Rates in CARBON MANUFACTURING, MACHINE FINISHING AND MAINTENANCE JOBS are:

                                            START             MISC.
                                            -----             -----
         (a)  Effective 6/7/1999            $11.57            $12.84
         (b)  Effective 6/5/2000            $11.87            $13.14

The Classified Rates for the jobs are:

GROUP I

                                                     6/7/99         6/5/00
Job                                                  Class.         Class.
No.          Title                                   Rate           Rate
020          Sweeper                                 12.84          13.14
034          Shipping Equipment Operator             13.20          13.50
052          Project Utility Operator                13.61          13.91
149          Granular Materials Operator             13.21          13.51
201          14" Press Mixer                         13.17          13.47
205          14" Press Operator                      13.35          13.65
211          14" Press Tubman                        13.13          13.43
227          Clean Plates                            12.84          13.14
233          Tube Driller Operator                   12.93          13.23
275          Miscellaneous Labor                     12.84          13.14
303          Universal Mill Operator                 13.27          13.57
304          Outside Mill Operator                   13.27          13.57
306          Inspector/Relief Operator               13.38          13.68
310          48 Press Operator                       13.34          13.64
311          48 Mixer Loader/Unloader                13.21          13.51
312          48 Scrap Crusher                        13.31          13.61
313          48 Mix Weigher                          13.21          13.51
319          Equipment Operator                      13.03          13.33
323          Double Deck Operator                    13.20          13.50
327          Opening Kilns                           12.84          13.14
333          Cleaning Rods by Hand                   12.84          13.14
336          Carbottom Utility Operator              13.18          13.48
338          Cleaning Plates by Hand                 12.84          13.14
354          25 Press Operator                       13.34          13.64
355          25 Mix Weigher                          13.17          13.47
356          25 Scrap Crusher                        13.22          13.52
357          25 Tubman                               13.04          13.34
416          Stock Clerk                             13.03          13.33
602          Crushing Graphite                       12.84          13.14
605          Crushing Lampblack                      12.84          13.14
610          Sludge Operator                         12.90          13.20
640          Product Processor                       13.35          13.65
642          Picking Up Graphite                     12.84          13.14
643          Prod. Proc. Wheelabrator                13.03          13.33
650          Picking Up Bake Scrap                   12.84          13.14
663          Banding Rods                            12.84          13.14
664          Sand House Operator                     12.96          13.26
700          Pitch Impregnator Operator              13.49          13.79
701          Pitch Impregnator Helper                13.34          13.64
712          Sand Drag                               13.57          13.87
715          Hyster Operator                         13.03          13.33
720          Keener Cleaner Operator                 12.95          13.25
721          Process Materials Operator              13.57          13.87
722          Custom Furnace Loader & Unloader        13.24          13.54
723          Kostkutter Loader/Unloader              13.11          13.41
724          Copper Cleaning                         13.94          14.24
725          Clean Graphitized PI Material           12.84          13.14
726          Wheelabrator Operator                   13.09          13.39
727          Wheelabrator Helper                     13.03          13.33
746          Rail Car Unloader                       13.10          13.40

747          KVS Crusher Operator                    13.00          13.30

750          Mass Utility Operator                   13.20          13.50
760          Sagger Utility Operator                 13.12          13.42
794          Shotblast Cleaning                      13.12          13.42
831          Utility Operator                        13.34          13.64
833          Saw Operator                            13.02          13.32
835          Screen Operator                         13.02          13.32
837          Janitor/Equip. Operator                 13.03          13.33
913          Mill Payloader Operator                 12.98          13.28
915          Payloader Operator                      12.98          13.28


GROUP II

                                                     6/7/99         6/5/00
Job                                                  Class.         Class.
No.          Title                                   Rate           Rate
066          Bricklayer Helper                       13.43          13.73
067          Maintenance Parts Attendant             14.56          14.86
071          Oiler                                   14.26          14.56
076          Building Maintenance                    14.42          14.72
314          48" Control Room Operator               13.87          14.17
360          Kiln Attendant                          13.93          14.23
615          Maintenance Equipment Operator          14.06          14.36
620          Vacuum Operator                         14.06          14.36
706          Graphite Crane Operator                 13.34          13.64
719          Power Monitor                           14.18          14.48


GROUP III

                                                     6/7/98         6/5/00
Job                                                  Class.         Class.
No.          Title                                   Rate           Rate
069          Maintenance Mechanic A                  16.73          17.13
070          Maintenance Electrician A               16.75          17.15
072          Mobile Mechanic A                       17.48          17.88

Employees moved out of progression where an established progression system exists will be treated as Group II employees.

                                   ARTICLE 45
                                   SCHEDULE 2
                                  WAGE SCHEDULE


                            ELECTRICAL APPRENTICE AND
                              MACHINIST APPRENTICE

                6            1             1.5          2             2.5          3             3.5          4
Start           Months       Year          Years        Years         Years        Years         Years        Years
-----           ------       ----          -----        -----         -----        -----         -----        -----
82.5            83.75        85            87.5         90            92.5         95            97.5         100


                            MAINTENANCE MECHANIC, AND
                           MOBILE MECHANIC APPRENTICE

                6            1             1.5          2             2.5          3
Start           Months       Year          Years        Years         Years        Years
-----           ------       ----          -----        -----         -----        -----
82.5            84.35        86.20         89.90        93.60         97.30        100

                                   ARTICLE 46
                                   SCHEDULE 3


                       SUPPLEMENTS TO THE LABOR AGREEMENT
                                     BETWEEN

                        THE CARBIDE/GRAPHITE GROUP, INC.

                                       AND

                       INTERNATIONAL UNION OF ELECTRICAL,
               TECHNICAL, SALARIED, MACHINE AND FURNITURE WORKERS
                             AFL-CIO LOCAL UNION 502



                                    CONTENTS

SUPP NO.          SUBJECT

1                 Classification Reinstatement
2                 Filling of Temporary Vacancies
3                 Maintenance Banding
4                 Overtime Canvassing - Maintenance Outside, & Mechanical
5                 Substitution of Rates - Plant 3
6                 Miscellaneous Labor - Processing
7                 25 Inch and 48 Inch Extrusion Press Incentive
8                 Incentive System - Pitch Treater
9                 Dupont Shift Agreement Sample
10                Cleaning Area Product Processor Incentive
11                Dupont Maintenance Agreement
12                Universal Mill Operator Incentive
13                Longitudinal Graphitizing Crew Incentive Plan
14                Mechanical & Electrical Maintenance Overtime Agreement
15                48" Press Incentive Agreement
16                Rescaling of Incentives
17                Expansion

                          CLASSIFICATION REINSTATEMENT
                                SUPPLEMENT NO. 1

Any classifications, plants, or supplements that are deleted from this contract, shall be reinstated as in previous contract, if the job is reinstated during the life of this agreement, and any wage increases will be applied to the classification. The effective date of this supplement is June 7, 1999 through June 4, 2001.

                          FILLING OF TEMPORARY VACANCY
                                SUPPLEMENT NO. 2


This supplement entered into on the 7th day of June, 1999 by the Company and the Union is hereby extended for the duration of the present labor agreement existing between the parties. The effective dates of the Supplement are June 7, 1999 through June 4, 2001.

This supplement is applicable to Kiln Attendants, Power Monitors, Pitch Impregnation Operators (while on continuous shift) and 48" Control Room Operators.

The jobs listed above will fill their own vacancies for the purpose of temporary vacancies.

                               MAINTENANCE BANDING
                                SUPPLEMENT NO. 3

The repair of all banders from this date will be offered to the senior employee in the Maintenance Department. Seniority will prevail. The employee is also to repair nailguns, airdrills, port-a-powers, jack hammers, etc. The employee will normally work day shift. The employee is to fall in line for overtime during the week, Saturday and Sunday. The employee may also be called upon to perform other duties deemed necessary by the Company.

This amendment is entered into on the 7th day of June, 1993 by the Company and the Union and is hereby extended for the duration of the present Labor Agreement existing between the parties. The effective dates of the Supplement are June 7, 1999 to June 4, 2001.

                   OVERTIME CANVASSING - MAINTENANCE OUTSIDE,
                                   MECHANICAL
                                SUPPLEMENT NO. 4


The procedure for overtime canvassing in MAINTENANCE as described above shall be conducted as follows:

1. If work required is estimated to be one (1) hour or less duration, then any qualified personnel may be assigned to perform the work without resorting to call-in pay.

2. If the work estimate exceeds one (1) hour, then normal overtime canvassing will be performed.

3. If the work required exceeds one (1) hour, then the low employee(s) on the overtime list will be compensated at time and one-half (1-1/2) (if work would have been covered by scheduled overtime) or two (2) times (if a call-in would have been required) for the actual hours worked.

This amendment is entered into on the 7th day of June, 1993 by the Company and the Union and is hereby extended for the duration of the present Labor Agreement existing between the parties. The effective dates of the Supplement are June 7, 1999 to June 4, 2001.

                         SUBSTITUTION OF RATES - PLANT 3
                                SUPPLEMENT NO. 5


1. This Supplement entered into this 20th day of October, 1972, is for the purpose of setting forth and continuing the past practice of substitution of rates in Plant 3. The effective dates of this Supplement are June 7, 1999 through June 4, 2001.

2. To the extent necessary the provisions of Article 30 of the parties' labor Agreement are amended or expanded to provide the following:

3 The past practice of substituting rates on incentive jobs in Departments 17 (Cleaning), 19 (Extrusion), 20 (Baking) and 49 (Banding) of Plant 3 will be continued in the following manner.

4. For jobs not currently on incentive in these Departments, the Company will immediately start a review to determine whether they can be placed on incentive.

5. While the Company will make every effort possible to take time studies establishing permanent rates and eliminating substitution, the parties to this Supplement recognize that substitution may have to be resorted to in the Departments listed in Section 3 above where A grades (for extrusion only), short runs, mixed or partial decks or cleaning or banding insufficient material to time study are involved.

6. Employees desiring a substituted rate must request such from Time Study through their foreman. Final determination of the rate to be substituted will be the responsibility of the Time Study Department.

7. A substituted rate will be on a one-time only basis, i.e., remain in effect only for the duration of the particular job for which it was requested. If an identical job repeats, a substitute rate must be requested again.

8. The Article 30 (Temporary Time Values) has not been considered applicable to this practice and will not be so considered.

9. The parties agree and understand that substitution of rates is not to be considered a factory-wide general practice. The scope of this Supplement is limited to Departments and jobs set forth in Sections 3 and 5 above.

                        MISCELLANEOUS LABOR - PROCESSING
                                SUPPLEMENT NO. 6


1. This Supplement entered into on the 1st day of February, 1978, by the Company and the Union is hereby extended for the duration of the present labor Agreement existing between the parties. The effective dates of the Supplement are June 7, 1999 through June 4, 2001.

2. To the extent necessary the provisions of the parties' present labor Agreement are amended or expanded to provide the following.

3. It is agreed by both parties that all premium jobs will be offered to miscellaneous laborers in accordance with their seniority.

4. The foreman shall give the employee, in line of seniority, the jobs available at the start of the shift and the number of days on each job when possible.

5. An employee may refuse a premium job, but, when he refuses, he shall be deprived of all incentive jobs for that day.

6. If the job is refused down the line of seniority, the junior qualified employee must accept the job assignment.

7. When the list of miscellaneous employees has been exhausted and additional premium jobs occur, canvassing will revert to the senior miscellaneous employee not assigned to a premium job at that time consistent with #5 and #6 above.

8. An employee filing in long term will immediately be credited with average overtime hours. An employee filling in day-to-day will be credited with average overtime hours after fourteen (14) calendar days.

9. This Supplement supersedes all other Supplements, written agreements or oral understandings between the parties with reference to the subject matter herein.

                  25 INCH AND 48 INCH EXTRUSION PRESS INCENTIVE
                                SUPPLEMENT NO. 7


1. This Supplemental Agreement is entered into on this 22nd day of April, 1981, between Airco Carbon, A Division of Airco, Inc., with respect to that portion of its manufacturing facilities located in St. Marys, Pennsylvania, and the International Union of Electrical, Radio, Machine and Furniture Workers, AFL-CIO and its Local Union 502. The effective dates of this supplement are June 7, 1999 through June 4, 2001.

         (a) The capacity (or Choke point) of the system will be determined for each size, and/or Grade if applicable, that is extruded on the 25 Inch Press or the 48 Inch Press.

         (b) The rate will be established so that when production reaches a rate which is 95% of the capacity of the press system the crew members can earn 150% of their base rate. This Agreement, does not apply to the Inside Mill Operator and Mill Payloader Operator.

         (c) In case of equipment failure or breakdown the above mentioned level of earnings will not apply.

         (d) "Down Time" such as clean up, lunch time, die changes, equipment failure, etc., will be paid at the appropriate classified rate, unless covered in other agreements. Shower time will be paid according to the present agreements (regular policy for the 25 Inch Press and "Hands On-Hands Off" policy on the 48 Inch Press).

         (e) Should there be any changes affecting these presses, such as new or changed equipment, changes in formulation, or changes in mix size which affect the capacity (or Choke point), the new capacity will be determined and a new rate established using the 95% of capacity equals 150% earnings relationships.

         (f) Should the extrusion press revert back to "Bulk Pitch" this agreement will be void and the existing methods of determining earnings will apply.

         (g) Present methods of paying for scrap pieces, or mixes, will apply.

         (h) Rate changes for these two (2) presses will be made according to the provisions of Article 28 of the present Labor Agreement.

         (i) If a change is made in the operation of a press, such as going on continuous shift or going off continuous shift then the shower time allowance will be changed if warranted. The shower time will be paid according to the applicable policy (Regular or "Hands On-Hands Off").

2. This Supplement supersedes all other Supplements, written agreements or oral understandings between the parties with reference to the subject matter.

                        INCENTIVE SYSTEM - PITCH TREATER
                                SUPPLEMENT NO. 8


1. This Supplement entered into on the 9th day of February, 1973, by the Company and the Union is hereby extended for the duration of the present labor Agreement existing between the parties. The effective dates of the Supplement are June 7, 1999 through June 4, 2001.

2. To the extent necessary the provisions of the parties' present labor Agreement are amended or expanded to provide the following:

3. Both parties recognize that it is impractical to install a standard hour element system at the Pitch Treater. Consequently, it is agreed to place in effect an incentive system based on the following:

         (a)      Baskets unloaded per day.
         (b)      Pounds unloaded per day.
         (c)      Crew size.

                  Example
                  -------
                  Four man crew/2 sides - 12 baskets/day unloaded
                  Three man crew/2 sides - 8.16 baskets/day unloaded Five man crew/3 sides - 16.70 baskets/day unloaded

4. The average weight/basket will be recalculated at the beginning of each month using the previous month production figures. Any change in cycle time, or any other change in loading-unloading procedures, or basket size would warrant a recalculation of the rate.

5. For other information concerning methods of payment, "Down-Time," "Blue-Dot" material, etc., refer to agreements dated 2/9/73 and 8/12/80 and all pertinent information associated with these agreements.

6. Unique to the Pitch Treater incentive system, the base incentive rate will be equivalent to the classified rate.

7. The Supplement became effective on March 5, 1973, and will remain in effect until the expiration of the present Contract. Thereafter, upon the expiration of the Labor Agreement, either party may reopen the Supplement for the purposes of amendment or termination. In the event that the Supplement is not reopened, it will automatically renew itself and remain in effect through the expiration date of the then existing Labor Agreement.

8. This Supplement supersedes all other Supplements, written agreements or oral understandings between the parties with reference to the subject matter herein.

                                  DUPONT SHIFT
                                SUPPLEMENT NO. 9

This Supplemental Agreement, dated June 7, 1993, is between The Carbide/Graphite Group, Inc. (hereinafter referred to as the "Company") and the International Union of Electrical, Technical, Salaried, Machine and Furniture Workers, AFL-CIO Local Union 502 (hereinafter referred to as the "Union").

Objective. This Supplemental Agreement is entered into in order to temporarily modify certain terms and conditions of the Agreement between the parties dated June 7, 1993, to permit adoption of the so-called 12-Hour Schedule for a temporary period and involving only certain employees of the Graph, Bake and Plant 3 departments.

Duration. This Supplemental Agreement shall be in effect from June 7, 1999 to and including June 4, 2001, except that either party may give written notice to the other to terminate the Supplement Agreement. To become effective such termination notice must be received two weeks preceding the Monday when it is desired to terminate the Supplemental Agreement and revert fully to the terms of the basic Agreement.

The basic Agreement is modified for the purposes of this experiment as follows:

         ARTICLE 4 - Hours

         Section 4. "12-hour shift schedule" as used in this Agreement shall be jobs that normally require work of three 12-hour or four 12-hour days a week.

         ARTICLE 7 - Rest Periods

         Participating employees will be granted rest periods totaling 30 minutes for each 12-hour shift, wherever practical during such periods.

         ARTICLE 8 - Overtime and Night Bonus

         Section 5. Participating employees upon completing a full 12-hour shift and obliged to work overtime for a period of four (4) hours may take a 30-minute lunch period for which he will be paid.

         ARTICLE 9 - Holidays

         Section 10. Participating employees will not have the option of taking another day off without pay.

         ARTICLE 15 - Vacations

         It is agreed for the purpose of this Agreement that a day's vacation (12 hours) will be counted as a day and one-half towards his/her allotted time.

         ARTICLE 32 -Funeral Leave

         Section 1. Participating employees when excused shall be paid an allowance not to exceed 24 hours at the classified rate of pay he/she is scheduled to work.

         ARTICLE 40 - Wages

         "12-Hour Shift Wage Schedule". A reduction factor of .90748 will be applied to the base rate of a classification.

Scope of the Supplemental Agreement. It is understood and agreed that no obligation exists on either party to continue either temporarily or permanently the 12-hour shift schedule beyond the period set forth in this Supplemental Agreement, or to utilize a similar schedule with other groups of bargaining unit employees.

The above represents the general overview of a Dupont schedule agreement which replaces a normal 8-hour continuous shift schedule. Specific agreements within a plant, department, or classification will be posted in that area under glass.

                    CLEANING AREA PRODUCT PROCESSOR INCENTIVE
                                SUPPLEMENT NO. 10

A. This supplement entered into on the 3rd day of June, 1991 by the Company and the Union is hereby extended for the duration of the present labor agreement existing between the parties.

         Effective 6/3/91 the Product Processor (Job #640 in the Wheelabrator Department, #17 only) will be paid on an incentive system when required to identify material by virtue of physical identification, utilizing an electric grinder with a Carborundum wheel, drill or other techniques.

         The physical identification operation is to be performed as the material exits the cleaning machine and the Product Processor's incentive earnings will be calculated by multiplying the base rate of Job #640 by the earned percentage of the Wheelabrator operator (Job #726) for the cleaning operation.

         This policy is valid only when the physical identification is being performed as previously stated and it is to be understood that any changes to methods, tools or physical identification requirements will void this agreement, subject to review by the Company for an amended policy.

B. Effective 3/13/95 the Product Processor (Job #640 in the Wheelabrator Department, #17 only) will be paid on an incentive system whenever the Central Cleaning Crew (Wheelabrator Operator, Job #726 and Wheelabrator Helper, Job #727) is on incentive.

         The Product Processor's incentive earnings will be calculated by multiplying the base rate of Job #640 by one half (fifty percent) of the earned percentage of the Wheelabrator operator (Job #726) for the cleaning operation.

         It is agreed by the Union that this supplement will not be considered as a basis for incentive pay for Product Processors in other plants.

         This supplement entered into on the 13th day of March, 1995 by the Company and the Union is hereby extended for the duration of the present labor agreement existing between the parties. The effective dates of this Supplement are June 7, 1999 to June 4, 2001.


C. Effective June 7, 1999, the following will occur within the Central Cleaning Area, Department 17:

         1. Product Processors, Job #640, Department 56 in the Cleaning Area, Department 17 will be reclassified as Job #643, Product Processor-Wheelabrator.

         2.       The pay rate for this job will be the same as the Wheelabrator
                  Helper.

         3. As Product Processor-Wheelabrator, the employees who were formerly Product Processors shall be eligible for incentive and Supplement #16 will be deleted.

         4. Should this Agreement result in a "decrease in the quality of the inspection function," Management may cancel this Agreement with two weeks notice.

         5. In the event #4 occurs the present Supplement #16 shall again apply.

         The arrangement expressly states that Management has not changed its Policy concerning inspection jobs being unsuitable for incentive.

                               DUPONT MAINTENANCE
                                SUPPLEMENT NO. 11

This supplement entered into on this 6th day of October 1997 by the Company and the Union is hereby extended for the duration of the present labor agreement existing between the parties. The effective dates of the Supplement are June 7, 1999 through June 4, 2001.

The purpose of this supplement is to set forth the details of the Dupont Maintenance Crew as initially started in Plant 3.

1. Duties will include all maintenance and preventative maintenance work in designated area of responsibility.

2. Plant 3 designated area will include the areas from Coke Unloading through the Press Operations.

3. Maintenance personnel included in the crew will work the standard Dupont shift, paired with the 48" press crews.

4. Each crew will consist of one (1) Electrical Maintenance and two (2) Mechanical Maintenance personnel.

5.       Apprentices will not serve as part of the crews.

6. Pay rate has been established at the standard Dupont reduction rate (classified rate * 0.90748) plus 10% for all hours worked.

7. Dupont rules regarding vacations, holidays, (no contract days), etc. will govern (see Supplement #9).

8. The crew will receive normal work order assignments from the Maintenance Coordinators. Emergency work will be assigned by the area supervisors.

9. Journeymen electrical and mechanical maintenance personnel will be canvassed for openings on the crews.

10. It is understood and agreed that no obligation exists on either party to continue this agreement either temporarily or permanently, and may rescind this agreement at any time by giving two (2) weeks notice to the other party.

                        UNIVERSAL MILL OPERATOR INCENTIVE
                                SUPPLEMENT NO. 12


1. This Supplement entered into on the 1st day of April, 1987, by the Company and the Union is hereby extended for the duration of the present labor Agreement existing between the parties. The effective dates of this supplement are June 7, 1999 through June 4, 2001.

2. To the extent necessary the provisions of the parties' present labor Agreement are amended or expanded to provide the following.

3. The Company and Union mutually agree that the continuous shift universal mill operator who supplies materials to the presses will be paid incentive as follows:

         (a) If two or more presses are operating, the payment will be the average incentive produced by those presses; total hours earned on all presses divided by number of presses in operation.

         (b) If the 48" press only is operating, the payment will be the incentive rate produced on that press.

         (c) If the 25" press only is operating, the payment will be the incentive rate produced on that press.

         (d) If the 14" press only is operating, the payment will be as follows:

                  14" Press Incentive       Mill Incentive
                  Less than 100%            No Incentive
                  100% - 109%               103%
                  110% - 119%               106%
                  120% - 129%               109%
                  130% - 139%               112%
                  140% - 149%               115%
                  150% - 159%               118%
                  160% or greater           121%

         (e) When the 14" press is not running but the outside mill is running, (Example: milling graphite for Plant I) no incentive will be paid.

4. This Supplement supersedes all other Supplements, written agreements or oral understandings between the parties with reference to the subject matter herein.

                            LONGITUDINAL GRAPHITIZING
                               CREW INCENTIVE PLAN
                           SUPPLEMENT NO. 13 EXTENSION

It is agreed and understood by the parties that the conditions set forth in the Supplemental Agreement for the Longitudinal Graph, dated November 24, 1980, be extended through June 4, 2001.

Multiple time studies to determine permanent rates were begun in June, 1981. As permanent rates for individual operations are set, they will replace temporary standards presently being used.

Although a Saw Operator job was established, Utility Operators will continue to be utilized to operate the saw if the need arises.

                            MECHANICAL AND ELECTRICAL
                         MAINTENANCE OVERTIME AGREEMENT
                                SUPPLEMENT NO. 14


This supplement entered into on the 3rd day of June, 1996 by the Company and the Union is hereby extended for the duration of the present agreement between the parties. The effective dates of this supplement are June 7, 1999 to June 4, 2001.


                      OVERTIME WILL BE CANVASSED AS FOLLOWS

1.       Offered to the employee on the job for the first day only.

2.       Offered to the low person on the shift overtime occurs by shift.

3. Weekend and Holiday overtime will be offered to low person in the department.

4. All work assignments on Sunday will be canvassed from low person on Sunday list.

5.       In the event of a force, low person on shift available for canvassing.

6.       If employee has boxed vacation, he cannot be asked or forced.


                               OVERTIME IS CHARGED

1.       If employee works overtime.

2.       If employee refuses overtime.

3. Overtime will be charged for only the overtime hours that he is canvassed, worked, or refused.


                             OVERTIME IS NOT CHARGED

1.       If employee is not available on the day of canvassing.

2.       If employee is on vacation or has weekend boxed.

3.       Overtime canvassing will be performed to satisfy contract Article 8.

4.       Overtime is calculated on a weekly basis.

                                    48" PRESS
                               INCENTIVE AGREEMENT
                                SUPPLEMENT NO. 15


This supplement entered into on the 7th day of June, 1999 by the Company and the Union is hereby extended for the duration of the present agreement between the parties. The effective dates of this supplement are June 7, 1999 to June 4, 2001.

1. During the "initial" period (until a replacement system is agreed upon), the Press Crew will be paid 185% while the Press is running. If a shift includes a die change (and the change is done in the allotted time), the crew shall be paid 210% for the shift.

2. The Press Crew on incentive will consist of the Press Operator, Scrap Monkey and Control Room Operator. If it becomes necessary, Management may add additional Crew members.

3. If manual scribing is required because the scribing machine is inoperable, a person will be assigned to help scribe 14" and 16" electrodes. If the machine is operable but is incapable for keeping up with Press output, in the judgment of Management, an extra scribing person will be assigned.

4. When the new mixing system is fully operational, a new Supplement No. 15 will be established in accordance with the following.

         a. It is agreed that full Press capacity shall be rewarded by pay at 185% (maximum).

         b. The scale shall be established so that 90% capacity is 155% and shall be prorated between 90% and full capacity.

         c. In the event the parties cannot agree, Management shall establish a scale as indicated above. The Union may grieve and/or arbitrate the fairness of the Management plan.

         d. In the event of future changes increasing press capacity, the scale above shall be recalculated using the principles indicated in "a.," "b.," and "c." above.

         e. If a shift includes a die change and the change is done in the allotted time; the crew shall be paid 210% for the shift.

5. The objective of this plan is to maximize the productivity of the 48" Press without sacrificing quality.

6. The 48" Press Crew is committed to providing its best effort to maximize production on the 48" Press.

7. The provisions pertaining to Control Room Operator in the earlier 48" Press Agreement will be included in pertinent sections of the Contract.

                             RESCALING OF INCENTIVES
                                SUPPLEMENT NO. 16

This supplement entered into on the 7th day of June, 1999 by the Company and the Union is hereby extended for the duration of the present Labor agreement between the parties. The effective dates of this supplement are June 7, 1999 to June 4, 2001.

1. During the life of this contract, the incentive systems currently in operation at the St. Marys plant shall be reduced by a factor. This factor shall vary by department and was created to reduce incentive pay and lower unit production cost.

2.       The following are the reduction factors by group:

             GROUP                                                   FACTOR
         25" Press                                                  .956285
         Mass Bake                                                  .829788
         Sagger Bake                                                .940861
         Carbottom Bake                                             .871560
         Central Cleaning                                           .925000
         Pitch Treating                                             .852018
         Longitudinal Graph (Loaders)                               .742575
         Longitudinal Graph (Saw Man)                               .934344
         Q.C.& I.                                                   .929649

3. To calculate incentive, the reduction factor shall be multiplied by earned hours.

                                    EXPANSION
                                SUPPLEMENT NO. 17



This supplement entered into on the 7th day of June, 1999 by the Company and the Union is hereby extended for the duration of the present labor agreement existing between the parties. The effective dates of the Supplement are June 7, 1999 through June 4, 2001.

Any new expansion incentive plan will be created so that the incentive dollar is no higher than any other C/G competing location.